                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                                     of the
                         Securities Exchange Act of 1934


[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14A-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             DELHAIZE AMERICA, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies: Not
         Applicable

2)       Aggregate number of securities to which transaction applies: Not
         Applicable

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

4)       Proposed maximum aggregate value of transaction:  Not Applicable

5)       Total fee paid:  Not Applicable

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)  Amount Previously Paid:         _______________________________________

(2)  Form, Schedule or Registration Statement No.:    ______________________

(3)  Filing Party:  ________________________________________________________

(4)  Date Filed:    ________________________________________________________

                             DELHAIZE AMERICA, INC.
                              2110 EXECUTIVE DRIVE
                                  P.O. BOX 1330
                      SALISBURY, NORTH CAROLINA 28145-1330

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------


To the Shareholders of Delhaize America, Inc.:

         The Annual Meeting of the Shareholders of Delhaize America, Inc. (the "Company") will be held at 9:00 a.m. on Thursday, May 4, 2000 at ____________, _________________, for the following purposes, all as more fully described in the accompanying Proxy Statement:

         1.       To elect ten members to the Board of Directors;

         2. To consider and vote on certain amendments to the bylaws of the Company;

         3. To consider and vote on a proposal to adopt the Delhaize America, Inc. 2000 Stock Incentive Plan;

         4. To consider and vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 30, 2000; and

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 27, 2000 as the record date for the determination of shareholders entitled to vote at the meeting and, accordingly, only shareholders who are otherwise entitled to vote and who are holders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting. The transfer books of the Company will not be closed.

         A Proxy Statement and proxy card are enclosed herewith. You are urged to date, sign and return the proxy card promptly in the envelope provided.


                                        LESTER C. NAIL
                                        Secretary


______________ , 2000

SHAREHOLDERS MAY REVOKE A PROXY UPON DELIVERY TO THE SECRETARY OF THE COMPANY OF A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. SHAREHOLDERS MAY ALSO REVOKE A PROXY BY ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING IN PERSON.

                             DELHAIZE AMERICA, INC.
                              2110 EXECUTIVE DRIVE
                                  P.O. BOX 1330
                      SALISBURY, NORTH CAROLINA 28145-1330

--------------------------------------------------------------------------------

                          _______________________, 2000

--------------------------------------------------------------------------------


                                 PROXY STATEMENT

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Delhaize America, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, May 4, 2000 at _________, ____________, and at any adjournment or postponement thereof (the "Annual Meeting"). The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in doing so. Personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and accompanying proxy card will be mailed to shareholders on or about ______________, 2000.

         The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If the proxy card is properly signed and returned, but where no choice is specified, the proxy will be voted (i) for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, (ii) for the proposal to approve the amendments to the bylaws of the Company described in this Proxy Statement, (iii) for the proposal to adopt the Delhaize America, Inc. 2000 Stock Incentive Plan, (iv) for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 30, 2000 and (v) in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting.


                        VOTING SECURITIES OF THE COMPANY

         The Company has outstanding (i) non-voting shares of Class A Common Stock, par value $.50 per share ("Class A Common Stock"), and (ii) voting shares of Class B Common Stock, par value $.50 per share ("Class B Common Stock") (collectively, the "Common Stock"). Holders of record of the Class B Common Stock at the close of business on March 27, 2000 (the "Record Date") are entitled to vote at the Annual Meeting and are entitled to one vote for each share held. At the close of business on the Record Date, there were [75,290,542] shares of Class B Common Stock issued and outstanding and [79,931,607] shares of Class A Common Stock issued and outstanding. Shares of Class A Common Stock have no voting rights other than as provided by North Carolina law.

         The laws of North Carolina, under which the Company is incorporated, provide that, in connection with the election of directors, the persons receiving a vote of a plurality of the shares of Class B Common Stock represented and entitled to vote at the Annual Meeting will be elected as directors. The proposals to amend the bylaws, to adopt the Delhaize America, Inc. 2000 Stock Incentive Plan and to ratify the appointment of independent accountants will require the affirmative vote of the holders of a majority of the Class B Common Stock voting on each such proposal. Abstentions will be counted in determining the existence of a quorum for the Annual Meeting. An abstention, a broker non-vote or a failure to return a signed proxy card will not be counted as votes in favor of or against the proposals described above.

         Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize") and its wholly owned subsidiary, Delhaize The Lion America, Inc., a Delaware corporation ("Detla"), own, in the aggregate, more than 50% of the outstanding shares of the Company's Class B Common Stock. See "SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT -- Principal Shareholder." The affirmative vote by Delhaize and Detla will guarantee the passage of all of the proposals described above (and any other proposals that require the affirmative vote of no more than a majority of the outstanding shares of Class B Common Stock for passage). The Company has been informed that Delhaize and Detla intend to vote FOR the election of the ten nominees for director proposed herein under "Proposal (1) -- Election of Directors"; FOR the proposal to approve the amendments to the bylaws described under "Proposal (2) - Amendments to Bylaws"; FOR the adoption of the Delhaize America, Inc. 2000 Stock Incentive Plan described under "Proposal (3) - Approval of 2000 Stock Incentive Plan"; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 30, 2000 described under "Proposal (4) - Appointment of Independent Accountants."

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

PRINCIPAL SHAREHOLDER

         The following information is furnished for each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Class B Common Stock, the only voting security of the Company, as of March 27, 2000:

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
         NAME AND ADDRESS                            OWNERSHIP      PERCENT OF CLASS
         ----------------                            ---------      ----------------
         Etablissements Delhaize Freres et Cie    41,862,086 (1)         55.6%
         "Le Lion" S.A.
         rue Osseghem, 53
         1080 Brussels, Belgium

------------------

(1) Includes 21,117,593 shares held of record by Delhaize's wholly owned subsidiary, Detla. Detla's address is Suite 2160, Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Delhaize, Detla and the Company are parties to a Shareholders Agreement, dated March , 2000 which governs the voting of the shares held by Delhaize and Detla in the election of directors and other matters. See "Shareholders Agreement" below.

OWNERSHIP OF MANAGEMENT

         The following information with respect to beneficial ownership of shares of the Company's Class A Common Stock and Class B Common Stock as of March 27, 2000 is furnished for each director, nominee for director, the Chief Executive Officer, the five other most highly compensated executive officers of the Company (including one executive officer who retired during fiscal year
1999), the former Chief Executive Officer and for all directors, nominees for director, and executive officers of the Company as a group. The number of shares of Common Stock set forth in the table below includes shares that may be acquired within 60 days after March 27, 2000, but does not include shares of Common Stock beneficially owned by Delhaize, as to which Messrs. Beckers, Coppieters, Dumont and Raquez are associated as further described herein. As of March 27, 2000, Delhaize and Detla collectively owned 37,216,152 shares of Class A Common Stock. See "Principal Shareholder" above for more information relating to the ownership of Class B Common Stock by Delhaize. Unless otherwise noted, each person has sole voting and investment power of the shares beneficially owned by such person.

                                                       CLASS A                         CLASS B
                                                     COMMON STOCK                   COMMON STOCK
                                                -----------------------      --------------------------
                                                AMOUNT AND                   AMOUNT AND
NAME OF INDIVIDUAL                              NATURE OF       PERCENT      NATURE OF          PERCENT
OR NUMBER OF                                    BENEFICIAL        OF         BENEFICIAL           OF
PERSONS IN GROUP                                OWNERSHIP        CLASS       OWNERSHIP           CLASS
------------------                              ---------        -----       ---------           -----
Pierre-Olivier Beckers...................              --         --                 --           --
A. Edward Benner.........................           3,108(1)       *                195            *
Robert J. Brunory........................          20,000(2)       *              4,000            *
Jacqueline Kelly Collamore...............             763          *                333            *
Jean-Claude Coppieters `t Wallant........              --         --                 --           --
W. Bruce Dawson..........................          21,870(3)       *              4,196            *
Pierre Dumont............................              --         --                 --           --
William G. Ferguson......................             763          *                 --           --
Bernard W. Franklin......................             904          *                 --           --
Joseph C. Hall, Jr.......................          86,334(4)       *             20,677(4)         *
Laura C. Kendall.........................          15,770(5)       *                 --           --
Margaret H. Kluttz.......................             863          *                349            *
Bill McCanless...........................          51,922(6)       *                 --           --
Dominique Raquez.........................              --         --                 --           --
Tom E. Smith.............................         366,529(7)       *            309,754            *
All directors, nominees for director, and
     executive officers as a group (32
     persons)............................         654,877(8)       *            340,070            *

------------------

*        Indicates less than 1%.

(1) Effective December 31, 1999, A. Edward Benner, Jr., retired as Vice President of Information Technology and Chief Information Officer of the Company.

(2) Includes (a) 6,169 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.;
         (b) 6,321 shares of Class A Common Stock that may be acquired upon the exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) shares represented by 3,526 units in the Profit Sharing Retirement Plan of Food Lion, Inc.

(3) Includes (a) 400 shares of Class A Common Stock held by Mr. Dawson's wife; (b) 300 shares of Class A Common Stock and 800 shares of Class B Common Stock held by Mr. Dawson's children; (c) 500 shares of Class A Common Stock held by a trust for his children; (d) 6,198 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (e) 6,980 shares of Class A Common Stock that may be acquired upon the exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.

 (4) Includes (a) 2,310 shares of Class A Common Stock and 360 shares of Class B Common Stock held by Mr. Hall as custodian for his children;
         (b) 99 shares of Class A Common Stock held by Mr. Hall's wife as custodian for their children; (c) 1,800 shares of Class A Common Stock and 1,800 shares of Class B Common Stock held by Mr. Hall's children;
         (d) 21,772 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (e) 30,383 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Option Plan of Food Lion, Inc.

(5) Includes (a) 9,497 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc. and (b) 5,458 shares of Class A Common Stock that may be acquired upon the exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.

(6) Includes (a) 599 shares of Class A Common Stock held by Mr. McCanless's wife; (b) 24,262 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) 22,529 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.

(7) On April 7, 1999, Tom E. Smith retired as President and Chief Executive Officer of the Company. On that date, Bill McCanless was appointed President and Chief Executive Officer to fill the vacancies resulting from Mr. Smith's retirement.

 (8) Includes (a) 140,805 restricted shares of Class A Common Stock held pursuant to the 1996 Employee Stock Incentive Plan of Food Lion, Inc.;
         (b) 208,248 shares of Class A Common Stock that may be acquired upon exercise of options granted under the 1996 Employee Stock Incentive Plan of Food Lion, Inc.; and (c) shares represented by 42,203 units in the Profit Sharing Retirement Plan of Food Lion, Inc. allocated to Class A Common Stock. The number of shares per unit in such plan fluctuates based in part on the allocation of cash to the fund. As of March 27, 2000, the 42,203 units held by all directors and executive officers as a group represented 22,364 shares of Class A Common Stock.

SHAREHOLDERS AGREEMENT

         On March , 2000, Delhaize, Detla and the Company entered into an agreement (the "2000 Shareholders Agreement" or "Shareholders Agreement") containing provisions regarding, among other things, the nomination of candidates for election to the Board of Directors, the voting of securities beneficially owned by the parties to the Shareholders Agreement for the election of directors and the voting requirements applicable to specified actions by the Board of Directors. The 2000 Shareholders Agreement is effective until April 30, 2007, unless Delhaize and Detla's aggregate ownership of voting shares of the Company is reduced below 10%, in which case the Shareholders Agreement would terminate at that time.

         The 2000 Shareholders Agreement provides for, subject to the fiduciary duties of directors under North Carolina law or except as the Board of Directors by the affirmative vote of at least 70% of the directors may otherwise direct, a Nominating Committee of the Board of Directors to nominate the slate of directors to be submitted to the shareholders for election to the Board and persons to fill any vacancies on the Board of Directors that arise from time to time. See "THE BOARD OF DIRECTORS." The Shareholders Agreement provides that the Nominating Committee shall consist of three persons, one of whom will be designated by Delhaize and Detla, collectively, one of whom will be the Chief Executive Officer of the Company or his designee from among the members of the Board of Directors, and one of whom will have no affiliation (other than Board of Directors or Committee membership) with either Delhaize, Detla or the Company. The Shareholders Agreement specifies that, at all times after the closing of the acquisition of Hannaford, the slate to be proposed for election to the Board of Directors shall consist of twelve persons, six proposed by the Chief Executive Officer of Delhaize, two proposed by the Chief Executive Officer of the Company, and four to have no affiliation (other than Board of Directors or Committee membership) with either Delhaize, Detla or the Company. The Shareholders Agreement requires persons nominated to fill vacancies on the Board to be selected in a corresponding manner.

         The Shareholders Agreement also reflects a voting agreement between Delhaize and Detla to vote in favor of the slate of directors proposed by the Nominating Committee and approved by the Board of Directors, and not to participate directly or indirectly in any effort to cause cumulative voting to be in effect for any election of directors of the Company.

                                  PROPOSAL (1)

                              ELECTION OF DIRECTORS


         Article 3, Section 2 of the bylaws of the Company provides for a minimum of eight and a maximum of fourteen directors, as such number is established from time to time by the shareholders or the Board of Directors of the Company. The Board of Directors has set the number of directors at ten. The ten persons who receive the highest number of votes at the meeting (assuming a quorum is present) shall be elected as directors of the Company. The ten persons named below are nominated to serve on the Board of Directors until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. Each nominee is currently a director of the Company. The Board of Directors unanimously recommends that each shareholder vote FOR the election of each of the nominees named below as a director of the Company.

         Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or will not serve, the persons named on the enclosed proxy card will vote for such substitute nominees as designated by the Board of Directors.

         The age and brief biographical description of each of the ten nominees for director are set forth below:

PIERRE-OLIVIER BECKERS (39) -- Mr. Beckers is a director of Delhaize and has been for more than five years a member of the Executive Committee of Delhaize. Since January 1, 1999, Mr. Beckers has served as Chief Executive Officer and President of the Executive Committee of Delhaize. Mr. Beckers also serves as Chairman, Chief Executive Officer and President of Detla, a wholly owned subsidiary of Delhaize. From January 1, 1998 to December 31, 1998, Mr. Beckers served as Executive Vice President of the Executive Committee of Delhaize. He has been a manager of Delhaize since 1986. Mr. Beckers was first elected as a director of the Company in 1992 and is a member of the Nominating, Senior Management Compensation and Stock Option Committees. Mr. Beckers was elected Chairman of the Board of Directors of the Company on April 7, 1999, following the retirement of Tom E. Smith as Chairman on that date.

DR. JACQUELINE KELLY COLLAMORE (40) -- Dr. Collamore manages a corporate consulting practice in Chevy Chase, Maryland. Between 1993 and 1996, she held the positions, variously, of Associate with Credit Suisse, Vice President and Chief of Staff of Credit Suisse Asset Management, Inc., and Associate and Chief of Staff of Credit Suisse Private Banking. Dr. Collamore was a consultant with Arthur D. Little from 1991 to 1992, and was an independent business consultant from 1986 to 1991. She was a Lecturer of Marketing from 1989 to 1992 at various colleges and universities. Dr. Collamore was first elected as a director in 1994 and is Chairperson of the Audit Committee.

JEAN-CLAUDE COPPIETERS `T WALLANT (54) -- Mr. Coppieters is and has been for more than five years the Secretary of the Board of Directors and a member of the Executive Committee of Delhaize. Since January 1, 1998, he has been the Group Chief Financial Officer of Delhaize. He is also a director, Vice President, Treasurer and Assistant Secretary of Detla. Mr. Coppieters was first elected as a director of the Company in 1996.

PIERRE DUMONT (62) -- Mr. Dumont has been the Secretary of the Executive Committee of Delhaize since 1995 and the Group Human Resources Development Officer of Delhaize since 1998. He was the Human Resources Manager of Delhaize from 1971 to 1997. Mr. Dumont was first elected as a director of the Company in 1999.

WILLIAM G. FERGUSON (72) -- Mr. Ferguson has been a director of Snow Aviation International, Inc. since 1988 and the Executive Vice President since 1989. Mr. Ferguson is Chairman of the Board of Directors of Pyrocap International Corporation. Mr. Ferguson was Chairman and Chief Executive Officer of TTI Systems, Inc. from 1977 through the sale thereof to Transco Energy Company in 1986 and until he retired from Transco in 1989. Mr. Ferguson was first appointed to the Board of Directors in 1993. He is a member of the Audit and Stock Option Committees and is Chairperson of the Senior Management Compensation Committee.

DR. BERNARD W. FRANKLIN (47) -- Dr. Franklin has been the President of Virginia Union University in Richmond, Virginia since July 1999. Dr. Franklin was the President of St. Augustine's College in Raleigh, North

Carolina from March 1995 to July 1999. From July 1989 until March 1995, Dr. Franklin served as President of Livingstone College and Hood Theological Seminary in Salisbury, North Carolina. Dr. Franklin served as Vice President of Student Affairs at Virginia Union University (from 1987 to 1989) and Assistant Vice President of Student Affairs at Johnson C. Smith University (from 1985 to
1987). Dr. Franklin was first elected as a director in 1993 and is a member of the Audit Committee and Chairperson of the Stock Option Committee. Dr. Franklin also is a member of the board of directors of Centura Bank, Inc.

JOSEPH C. HALL, JR. (50) -- Mr. Hall is President and Chief Operating Officer of the Food Lion Division and has held those positions since September 1999. Mr. Hall was the Senior Vice President and Chief Operating Officer of the Company from July 1, 1995 to September 1999. Mr. Hall joined the Company in 1976 and has served as a Vice President since 1988. Mr. Hall previously held the positions of Vice President of Purchasing, Vice President of Marketing, Vice President of Operations - Southern Division and Vice President of Operations - Central Division before assuming his current position. Mr. Hall was first appointed to the Board of Directors in 1995.

MARGARET H. KLUTTZ (56) -- Mrs. Kluttz has been a member of the North Carolina Board of Transportation since 1993. She was appointed Chairperson of the North Carolina Rail Council in 1994. She served as Chairperson on the North Carolina Rail Commission from 1994 until 1997. Mrs. Kluttz served as Mayor of the City of Salisbury, North Carolina from 1991 until 1997. Mrs. Kluttz is a member of the Board of Advisors of the National Trust for Historic Preservation. She was first appointed to the Board of Directors in 1994. Mrs. Kluttz is a member of the Audit Committee and is Chairperson of the Nominating Committee.

BILL MCCANLESS (42) -- Mr. McCanless is the President and Chief Executive Officer of the Company, and has held those positions since April 7, 1999. Mr. McCanless was elected by the Board of Directors to fill those positions upon the retirement of Tom E. Smith as the President and Chief Executive Officer of the Company. Prior to that time, Mr. McCanless was Senior Vice President of Administration and Chief Administrative Officer from 1995 to April 7, 1999 and was Vice President of Legal Affairs from 1993 to 1995. Mr. McCanless also was Secretary from 1994 to April 7, 1999. Mr. McCanless was appointed to the Board of Directors on April 7, 1999, to fill the vacancy created by the retirement of Tom E. Smith and is a member of the Nominating Committee.

DOMINIQUE RAQUEZ (40) -- Mr. Raquez is, and has been since 1995, a Member of the Executive Committee of Delhaize. He serves, and has served since January 1, 1998, as the Financial Planning, Control and Development Officer of Delhaize. He was the Secretary of the Executive Committee of Delhaize from 1990 until 1994. He has been a manager of Delhaize since 1985. Mr. Raquez was first elected to the Board of Directors in 1998. He is a member of the Senior Management Compensation Committee.

         In connection with the acquisition of Hannaford Bros. Co. by the Company, the Company has agreed to expand the number of directors of the Company from ten to twelve and to cause Hugh G. Farrington, the Chief Executive Officer of Hannaford Bros. Co., and Paul D. Sobey, a representative of Empire Company Limited (Hannaford's largest shareholder), to be appointed to the Board of Directors of the Company. These appointments will occur at the time of the closing of the acquisition of Hannaford Bros. Co., which the Company expects to occur during its second quarter ending June , 2000. Hugh G. Farrington was elected President of Hannaford in 1984 and designated as Chief Executive Officer of Hannaford in 1992. He held the position of Chief Operating Officer of Hannaford from 1984 to 1992. He was Executive Vice President from 1981 until his election as President. He has been employed by Hannaford in various operating, supervisory and executive capacities since 1968. Paul D. Sobey is the President and Chief Executive Officer of the Empire Company Limited and serves as a director of Nova Scotia Power Incorporated, Sobeys Inc., The Bank of Nova Scotia, Wajax Limited, Atlantic Shopping Centers Limited and Sobey Leased Properties Limited.


                             THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors, as provided by North Carolina law and the Company's bylaws. The Board of Directors has established an Audit Committee, Nominating Committee, Senior Management Compensation Committee and Stock Option Committee.

         The Audit Committee recommends to the Board of Directors the appointment of the Company's outside accountants and reviews the scope and results of the audits by the Company's outside accountants. The Audit Committee also reviews the scope and results of audits by the Company's Internal Audit Department and other matters pertaining to the Company's accounting and financial reporting functions. The members of the Audit Committee, which met [FOUR TIMES] during the fiscal year ended January 1, 2000, are presently Jacqueline Kelly Collamore (Chairperson), William G. Ferguson, Bernard W. Franklin and Margaret H. Kluttz.

         Under the Company's bylaws, the Nominating Committee must consist of three directors, one director designated by Delhaize and Detla, collectively, one director designated by the Company's Chief Executive Officer and one director who has no affiliation (other than Board of Directors or Committee membership) with either Delhaize, Detla or the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -- Shareholders Agreement." The Nominating Committee is responsible for nominating the slate of directors to be submitted to the shareholders for election, if approved by the Board, and for nominating persons to fill vacancies that arise on the Board. Under the bylaws, the slate of directors nominated by the Nominating Committee will consist of ten persons, four of whom are proposed by Delhaize, two of whom are proposed by the Chief Executive Officer of the Company and four of whom have no affiliation (other than Board or Committee membership of the Company) with either Delhaize, Detla or the Company. If any director ceases to be a director of the Company, the Nominating Committee, subject to the Board's approval, shall nominate an appropriate person to fill the vacancy, selected in a corresponding manner (e.g., if a director proposed by Delhaize ceases to be a director, then Delhaize shall propose the person to fill the vacancy). The members of the Nominating Committee are presently Margaret H. Kluttz (Chairperson), Bill McCanless and Pierre-Olivier Beckers. The Nominating Committee will consider candidates suggested by shareholders in accordance with the procedures set forth in the Company's bylaws. The Nominating Committee met [ONE TIME] during the fiscal year ended January 1, 2000.

        The Senior Management Compensation Committee, which consists of three non-employee directors, is responsible for reviewing and approving compensation for senior management of the Company, including amounts allocated to participants under the Company's Annual Incentive Bonus Plan and the Key Executive Annual Incentive Bonus Plan, both of which are described below under the caption "REPORT ON EXECUTIVE COMPENSATION -- Incentive Compensation." The members of the Senior Management Compensation Committee, which met [TWO TIMES] during the fiscal year ended January 1, 2000, are presently Pierre-Olivier Beckers, William G. Ferguson (Chairperson) and Dominique Raquez.

         The Stock Option Committee administers the 1996 Employee Stock Incentive Plan of Food Lion, Inc. This Committee selects the individuals who will be awarded options and restricted stock and establishes terms of options and the restrictions on restricted stock awarded under the 1996 Employee Stock Incentive Plan of Delhaize America, Inc. See "REPORT ON EXECUTIVE COMPENSATION -- Incentive Compensation." The members of the Stock Option Committee, which met [ONE TIME] during the fiscal year ended January 1, 2000, are presently Pierre-Olivier Beckers, William G. Ferguson and Bernard W. Franklin (Chairperson).

         The Board of Directors met [nine] times during the fiscal year ended January 1, 2000. During that period, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the director served.


COMPENSATION OF DIRECTORS

         The Company has agreed to pay Dr. Jacqueline Kelly Collamore, Dr. Bernard W. Franklin, William G. Ferguson and Margaret H. Kluttz a quarterly fee of $6,500 and a fee of $1,000 per board meeting, and to reimburse them for all related travel expenses for their service on the Board of Directors. The $6,500 quarterly fee is paid in cash in each of the first three quarters of the year. The Board of Directors has approved the payment of the $6,500 fourth quarter fees in the form of Class A Common Stock, until such time as the aggregate number of shares of Class A Common Stock issued in payment of such director's fees is 8,333 shares. There are no other arrangements pursuant to which directors of the Company are compensated for services as directors.

                                  PROPOSAL (2)

                              AMENDMENTS TO BYLAWS

         In connection with the entering into of the 2000 Shareholders' Agreement, the Board of Directors has unanimously approved, subject to shareholder approval, amendments to Article 4, Section 6(a) and (d) of the bylaws of the Company. See "Shareholders Agreement."

         Article 4, Section 6(a) and (d) currently provide as follows:

         Section 6. Special Vote. The board of directors may not, without an affirmative vote of at least 70% of the number of directors fixed pursuant to these bylaws ("Special Vote"), be empowered to authorize the corporation to:

                  (a) Approve the nomination of any person or persons for election to the board of directors or elect a chief executive officer other than Tom E. Smith;

                                     * * *

                  (d) Authorize the issuance or sale of stock or other securities of the corporation or any subsidiary of the corporation, or options or warrants or obligations convertible into such stock or securities, except the issuance of stock options or stock or both, as the case may be, pursuant to the corporation's 1981 Employee Stock Option Plan, 1983 Employee Stock Option Plan, 1991 Employee Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan and other employee benefit plans approved by the board of directors;

                                     * * *

         The Board of Directors has proposed that Article 4, Section 6(a) and
(d) of the Bylaws be amended, in keeping with the Shareholders Agreement, to provide as follows:

         Section 6. Special Vote. The board of directors may not, without an affirmative vote of at least 70% of the number of directors fixed pursuant to these bylaws ("Special Vote"), be empowered to authorize the corporation to:

                  (a) Approve the nomination of any person or persons for election to the board of directors or elect a chief executive officer;

                                      * * *

                  (d) Authorize the issuance or sale of stock or other securities of the corporation or any subsidiary of the corporation, or options or warrants or obligations convertible into such stock or securities, except the issuance of stock options or stock or both, as the case may be, pursuant to the corporation's 1996 Employee Stock Option Plan, Employee Stock Purchase Plan and Employee Stock Ownership Plan and other employee benefit plans approved by the board of directors;
                                      * * *

         Pursuant to Article 9, Section 9 of the bylaws and the requirements of North Carolina law, shareholder approval of the proposed amendments to Article 4, Section 6(a) and (d) of the bylaws is required because the bylaw section proposed to be amended previously was approved by the holders of Class B Common Stock. In the Shareholders Agreement, Delhaize and Detla have agreed to vote the securities beneficially owned by them in favor of these proposed amendments to the bylaws. The proposed amendments will be approved if they receive the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting on such proposal. Since Delhaize and Detla own, in the aggregate, more than 50% of the outstanding shares of the Company's Class B Common Stock, these proposed amendments to the bylaws will be approved upon the affirmative vote of Delhaize and Detla for the proposal. It is the opinion of the Board of Directors that it is in the best interest of the Company and its shareholders to amend the bylaws as proposed.

         The accompanying proxy card, when properly dated and executed, will be voted in the manner directed therein by the shareholder. If no direction is made, the proxy will be voted for Proposal (2). The Board of Directors recommends that each shareholder vote FOR this proposal.



                                  PROPOSAL (3)

                      APPROVAL OF 2000 STOCK INCENTIVE PLAN

         On March __, 2000, the Board of Directors approved a new stock incentive plan entitled the 2000 Stock Incentive Plan of Delhaize America, Inc., subject to shareholder approval. Upon approval of the 2000 Stock Incentive Plan by shareholders, the 1996 Stock Incentive Plan will effectively be frozen and will govern only those options and awards of restricted stock then outstanding under the 1996 Stock Incentive Plan.

         The principal provisions of the 2000 Stock Incentive Plan are summarized below. The following summary of the material provisions of the 2000 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the 2000 Stock Incentive Plan, a complete copy of which is attached hereto as Exhibit A and incorporated herein by reference. All defined terms used herein shall have the same meanings set forth in the 2000 Stock Incentive Plan, unless otherwise indicated herein.

         The 2000 Stock Incentive Plan is administered by the Board or a committee (the "Committee") appointed by the Board. With respect to Options or Awards that: (i) are intended to qualify as "performance-based" under Section 162(m) of the Code, and/or (ii) are granted to individuals who qualify as "insiders" under Section 16 of the Exchange Act, (A) any Committee members who do not qualify as "Outside Directors" and/or "Nonemployee Directors," as the case may be, shall have no authority to act and shall automatically be recused from any action with respect to Options or Awards, and (B) the remaining qualifying directors shall be authorized to act independently without further approval. Notwithstanding the foregoing, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that if the full Board grants Options or Awards that are intended to be performance-based under Section 162(m), members of the entire Board who do not qualify as Outside Directors shall have no authority and shall be automatically recused with respect to such Options or Awards. For grants to individuals who are neither Section 16 insiders nor covered under Code Section 162(m), the Board or Committee may delegate grant making and certain other responsibilities under the 2000 Stock Incentive Plan to the Company's executive officers or any other person designated by the Board (collectively, "Designees"). Pursuant to the 2000 Stock Incentive Plan, the Board, Committee or Designees, as applicable, shall select participants to whom Options and Restricted Stock are to be granted; determine the type, size, terms and conditions of grants, including the per share purchase price and vesting provisions of Options and the restrictions or performance criteria relating to Restricted Stock; and administer and interpret the 2000 Stock Incentive Plan.

PURPOSE OF THE 2000 STOCK INCENTIVE PLAN

         The Board believes that it is important that directors, executives and employees have a significant financial stake in the growth of the value of the Company so as to align their interests with those of the Company's shareholders. The Board also believes that in the future it will be easier to attract highly qualified individuals if the Company can offer them a meaningful opportunity and incentive to participate in the growth of the value of the Company.

SECURITIES TO BE OFFERED

         The Common Stock subject to grants of Options and Restricted Stock to be reserved for the purposes of the Plan shall be such number of shares of Class A Common Stock ("Shares") as shall be determined by the Board. An aggregate of Shares of Common Stock of the Company may be issued or transferred pursuant to the 2000 Stock Incentive Plan plus the number of Shares that have not been awarded under the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "1996 Plan") (including those that may be forfeited or cancelled under the 1996 Plan after the effective date of this plan).

         No employee shall be granted in any calendar year Options to purchase more than Common Shares. No employee may be awarded more than Shares of performance-based Restricted Stock in any calendar year. No more than Shares shall be granted pursuant to Incentive Stock Options over the term of this plan.

         In the event of a Change in Capitalization, the Board or Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares with respect to which Options and Restricted Stock may be granted, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Restricted Stock may be granted in any calendar year, (iii) the maximum number of Shares which may be granted pursuant to Incentive Stock Options, (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or awards of Restricted Stock and the purchase price therefor, if applicable, and (v) the Performance Objectives. In addition, if any Option or award of Restricted Stock expires or terminates without having been exercised, the Shares subject to that Option or award again become available for grant under the 2000 Stock Incentive Plan.

         Except as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and awards of Restricted Stock issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or awards of Restricted Stock, as the case may be, upon exercise of any Option or payment or transfer in respect of any awards of Restricted Stock, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

INDIVIDUALS WHO MAY PARTICIPATE IN THE 2000 STOCK INCENTIVE PLAN

         All of the Company's (and its subsidiaries') salaried employees and officers together with its (and its subsidiaries') advisors and consultants who receive cash compensation from the Company (or any of its subsidiaries) are eligible to receive Options and Restricted Stock under the 2000 Stock Incentive Plan. Options and Restricted Stock under the Plan shall be granted at the sole discretion of the Board, Committee or Designees. The granting of Options and Restricted Stock does not confer upon the participant any right to continue in the employ of the Company or affect any right or power of the Company to terminate the services of such participant at any time. Options and Restricted Stock may also be awarded to nonemployee directors and to individuals who have accepted an offer of employment with the Company or a subsidiary.

OPTIONS AND AWARDS

         Options. The Committee may grant to participants Options to purchase Shares. Subject to the provisions of the Code, Options may either be Incentive Stock Options (within the meaning of Section 422 of the Code) or Nonqualified Stock Options. The purchase price of each share of Common Stock under each Option shall be established at the time the Option is granted. The purchase price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a 10% stockholder). Options are exercisable at such times and in such installments as determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable after the expiration of ten years from its grant date (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may accelerate the exercisability of any Option at any time, before or after grant. Option Agreements may contain terms and conditions not inconsistent with the 2000 Stock Incentive Plan, including, but not limited to, provisions governing accelerated vesting upon a change in control of the Company and provisions permitting the grant of Reload Options upon the purchase of Shares under an Option with previously owned Shares.

         Unless otherwise provided in the applicable Agreement, Options are not transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. The purchase price for Shares acquired pursuant to the exercise of an Option must be paid (i) in cash, (ii) by transferring Shares to the Company, or (iii) a combination of the foregoing, upon such terms and conditions as determined by the Committee. Notwithstanding the foregoing, the Committee may establish cashless exercise procedures which provide for the exercise of an Option and sale of the underlying Share by a registered broker-dealer.

         Restricted Stock. The terms of an award of Restricted Stock shall be determined by the Committee at the time the award is made. The Committee also may determine at such time that dividends paid on such Restricted Stock may be paid to the Grantee or deferred and, if deferred, whether such dividends will be reinvested in shares of Common Stock or held in cash. If deferred dividends are held in cash, they will be paid (together with any interest accrued thereon) upon the lapsing of restrictions on shares of Restricted Stock or forfeited upon the forfeiture of shares of Restricted Stock. Restricted Stock may either vest over time or in accordance with Performance Objectives. Performance Objectives for Restricted Stock may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration or (ix) any combination of the foregoing.

         Agreements. Any Options or awards of Restricted Stock under the Plan shall be evidenced by written Agreements which may contain such other terms and conditions that the Board, Committee or Designees deem appropriate and not in conflict with the express terms of the Plan.

ADDITIONAL INFORMATION

         The 2000 Stock Incentive Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to an Option or Award, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

         Amendment and Termination of Plan. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or award of Restricted Stock may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and (b) only to the extent necessary under applicable law, no amendment shall be effective unless approved by the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

         In general, an Optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option. However, upon the exercise of an Incentive Stock Option, the excess of the Fair Market Value on the date of the exercise of the Shares received over the exercise price of Shares will be treated as an adjustment to the Optionee's alternative minimum taxable income. In order for the exercise of an Incentive Stock Option to qualify for the foregoing tax treatment, the Optionee generally must be an employee of the Company or a Subsidiary from the date the Incentive Stock Option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

         If the Optionee has held the Incentive Stock Option (or the Shares acquired upon exercise thereof) for at least two years after the date of grant and the Shares acquired upon exercise of the Options for at least one year after the date of exercise, upon disposition of the Shares by the Optionee, the difference, if any, between the sale price of the Shares and the exercise price of the Option will be treated as long-term capital gain or loss. If the Optionee does not satisfy these holding period requirements, the Optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the Fair Market Value of the Shares at the time the Option was exercised over the exercise price of the Option. The balance of gain realized, if any, will be long-term or short-term capital gain, depending on whether or not the Shares were sold more than one year after the Option was exercised. If the Optionee sells the Shares prior to the satisfaction of the holding period requirements but at a price below the Fair Market Value of the Shares at the time the Option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the Option. If the Optionee includes the ordinary income in income or the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m).

         In general, an Optionee to whom a Nonqualified Stock Option is granted will recognize no income and the Company will not be entitled to any business expense deduction at the time of the grant of the Option. Upon exercise of a Nonqualified Stock Option, an Optionee will recognize ordinary income in an amount equal to the amount by which the Fair Market Value of the Shares on the date of exercise exceeds the exercise price of the Option. If the Optionee includes such amount in income or the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m).

         A participant who has been granted Restricted Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for Federal income tax purposes. Upon the vesting of Shares subject to an award of Restricted Stock, the Grantee will realize ordinary income in an amount equal to the then Fair Market Value of those Shares, and the Company will be entitled to a corresponding deduction, subject to any deduction limitation under Section 162(m). Gains or losses realized by the Grantee upon disposition of such Shares will be treated as capital gains or losses, with the basis in such Shares equal to the Fair Market Value of the Shares at vesting. If dividends are paid to the Grantee during the restricted period, they will be compensation income to the Grantee and deductible as such by the Company. A Grantee may elect pursuant to Section 83(b) of the Code to have the income recognized and measured as of the date of grant of Restricted Stock and to have the applicable capital gain holding period commence as of that date. If such an election is filed in a timely manner, the Company will have a corresponding deduction, subject to any deduction limitation under Section 162(m).

         Section 162(m) of the Code and the regulations proposed thereunder generally would disallow the Company a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any of such individuals exceeds one million dollars in any year. Section 162(m) generally does not disallow a deduction for payments of qualified "performance-based compensation" the material terms of which have been disclosed to and approved by shareholders. The Company intends that compensation attributable to Options and Restricted Stock subject to Performance Objectives granted under the 2000 Stock Incentive Plan will be qualified "performance-based compensation."

         Under certain circumstances, the accelerated vesting or the cashout or exercise of Options or the accelerated lapse of restrictions on Restricted Stock in connection with a change in control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the Optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

         A copy of the 2000 Stock Incentive Plan is attached hereto as Exhibit A and incorporated herein by reference.

         The persons named on the accompanying proxy card intend to vote in favor of the adoption of the 2000 Stock Incentive Plan, unless a contrary choice is indicated on the enclosed proxy card. The plan will be approved if it receives the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting on such proposal. The Board of Directors unanimously recommends that each shareholder vote FOR this proposal. The affirmative vote by Delhaize and Detla will guarantee the passage of the 2000 Stock Incentive Plan. The Company has been informed that Delhaize and Detla intend to vote for the passage of the 2000 Stock Incentive Plan.

                                  PROPOSAL (4)

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         The firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), Charlotte, North Carolina has, upon the recommendation of the Audit Committee of the Board of Directors, been selected by the Board of Directors of the Company as independent accountants for the fiscal year ending December 30, 2000, subject to ratification of that appointment by the vote of the holders of a majority of the shares of Class B Common Stock voting on such proposal. PricewaterhouseCoopers, or its predecessors, has acted as independent accountants for the Company since 1973. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

         The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of PricewaterhouseCoopers as independent accountants for the fiscal year ending December 30, 2000, unless a contrary choice is indicated on the enclosed proxy card. The Board of Directors unanimously recommends that each shareholder vote FOR this proposal. The affirmative vote of Delhaize and Detla will guarantee the ratification of the appointment. The Company has been informed that Delhaize and Detla intend to vote for the ratification of the appointment.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


         The following table sets forth information concerning the annual and long-term compensation earned by the Chief Executive Officer, the former Chief Executive Officer and each of the five other most highly compensated executive officers of the Company (the "Named Executives") for services rendered to the Company in all capacities for the fiscal years ended January 1, 2000, January 2, 1999 and January 3, 1998.

                                                                LONG-TERM
                                                                   COMP.     LONG-TERM
                                                       OTHER    RESTRICTED     COMP.       ALL
                                   ANNUAL COMP.        ANNUAL     STOCK       OPTIONS/    OTHER
                            ------------------------    COMP.    AWARD(S)       SARS       COMP.
                            YEAR  SALARY($)  BONUS(1)  ($)(2)     ($)(3)        (#)         (4)
                            ----   -------   -------    -----     -------     -------     -------
NAME AND PRINCIPAL POSITION
---------------------------
Bill McCanless              1999   616,324   237,260    9,888     417,308    267,745/0    119,507
     President and          1998   425,132   166,845    7,239     151,195     24,710/0     85,586
     Chief Executive        1997   368,983   139,037    6,615     108,498     27,155/0     97,658
     Officer

Joseph C. Hall, Jr          1999   494,519   190,481    9,035     262,052     42,541/0    102,617
     President of           1998   446,389   175,187    7,705     158,765     25,945/0     94,063
     Food Lion Division     1997   441,577   166,845    8,362     153,177     38,336/0    130,218

Laura C. Kendall            1999   322,388    77,612    8,003     136,684     22,187/0     57,963
     Chief Financial        1998   261,045    50,649    7,734      78,913     12,897/0         --
     Officer                1997   223,106        --    4,543      84,467     16,376/0     56,338

W. Bruce Dawson             1999   233,726    56,268    5,506      82,595     13,405/0     43,063
     President of Kash n'   1998   217,536    38,805   22,484      50,297      8,219/0     36,830
     Karry                  1997   192,909    45,597    4,272      33,484      8,382/0     30,397

Robert J. Brunory           1999   232,120    55,880    6,171      82,010     13,312/0     42,967
     Senior Vice            1998   221,492    48,508    5,739      51,206      8,368/0     38,989
     President,             1997   205,224    38,806    6,175      35,631      8,917/0     32,351
     Sales and Marketing
     of Food Lion Division

Tom E. Smith                1999        --        --       --           0            0        --
     Former President and   1998   958,657   423,256   39,222     460,245     75,222/0    233,153
     Chief Executive        1997   973,901   414,986   27,183     456,281    114,200/0    299,948
     Officer (5)

A. Edward Benner, Jr        1999   253,732    65,970    9,592      96,832     15,716/0     47,228
     Former Vice            1998   249,181    61,120   11,298      75,340     12,311/0     46,108
     President of           1997   246,494    58,209   11,718      55,573     13,910/0     51,539
     Information
     Technology and
     Chief Information
     Officer (6)

(1) These amounts are awarded under the Key Executive Annual Incentive Bonus Plan or the Incentive Bonus Plan, and are shown for the year earned.

(2) Includes amounts reimbursed for medical expenses, amounts deemed compensation under the Company's Low Interest Loan Plan, amounts deemed compensation in connection with an automobile furnished by the Company to each of the Named Executives, amounts deemed compensation in connection with life insurance policies for the Named Executives, and the value of certain other personal benefits.

(3) The dollar values of the restricted stock awards shown in this column are based on the closing market price of the Company's Class A Common Stock on the date of grant multiplied by the number of shares awarded. The number and value of the aggregate restricted stock holdings for each of the Named Executives at the end of the last completed fiscal year (January 1, 2000), representing shares of restricted stock that had been granted under the 1996 Employee Stock Incentive Plan, are as follows: for Mr. McCanless, 24,262 shares valued at $492,822; for Mr. Hall, 21,771 shares valued at $442,223; for Ms. Kendall, 9,496 shares valued at $192,888; for Mr. Dawson, 6,197 shares valued at $125,877; and for Mr. Brunory, 6,169 shares valued at $125,308. The value of such shares, which were granted in 1996, 1997, 1998 and 1999, is based on the closing stock price of the Company's Class A Common Stock on December 31, 1999, the last trading day in fiscal year 1999. The shares of restricted stock were granted on May 3, 1996, May 1, 1997, May 7, 1998 and April 30, 1999 in the following amounts: to Mr. McCanless, 3,284 shares in 1996, 5,408 shares in 1997, 4,993 shares in 1998 and
         13,571 shares in 1999; to Mr. Hall, 4,560 shares in 1996, 7,635 shares in 1997, 5,243 shares in 1998 and 8,522 shares in 1999; to Ms. Kendall, 3,261 shares in 1997, 2,606 shares in 1998 and 4,445 shares in 1999; to Mr. Dawson, 1,198 shares in 1996, 1,669 shares in 1997, 1,661 shares in 1998 and 2,686 shares in 1999; and to Mr. Brunory, 958 shares in 1996, 1,776 shares in 1997, 1,691 shares in 1998 and 2,667 shares in 1999.
         The shares of restricted stock granted in 1996 will vest one-fourth on May 3, 2000, and one-fourth on May 3, 2001. The shares granted in 1997 will vest one-fourth on May 1, 2000, one-fourth on May 1, 2001, and one-fourth on May 1, 2002. The shares of restricted stock granted in 1998 will vest one-fourth on May 7, 2000, one-fourth on May 7, 2001, one-fourth on May 7, 2002, and one-fourth on May 7, 2003. The shares of restricted stock granted in 1999 will vest one-fourth on April 30, 2001, one-fourth on April 30, 2002, one-fourth on April 30, 2003, and one-fourth on April 30, 2004. No dividends will be paid on the restricted stock during the period in which the shares are subject to restrictions under the 1996 Employee Stock Incentive Plan.

(4) Includes $24,000 contributed by the Company on behalf of each of the Named Executives under the Company's non-contributory qualified profit sharing plan (the "Profit Sharing Plan") during 1999. Amounts set forth in this column also include contributions to the Company's Profit Sharing Restoration Plan on behalf of the Named Executives in lieu of additional contributions that would have been made under the Company's Profit Sharing Plan but for certain limitations on such contributions in the Internal Revenue Code. These payments were, for Mr. McCanless, $93,475 in 1999, $60,625 in 1998 and $53,531 in 1997; for Mr. Hall,
         $76,456 in 1999, $67,985 in 1998 and $72,865 in 1997, for Mrs. Kendall,
         $33,963 in 1999, $ in 1998 and $ in 1997; for Mr. Dawson, $19,063 in
         1999, $12,830, in 1998 and $ 6,397 in 1997; for Mr. Brunory, $18,967 in
         1999, $14,989 in 1998 and $8,351 in 1997, for Mr. Smith, $191,000 in
         1999, $200,955 in 1998 and $206,957 in 1997 and for Mr. Benner, $23,228
         in 1999, $22,108 in 1988 and $24,339 in 1997. On May 4, 1995, the Board
         of Directors adopted the Profit Sharing Restoration Plan, pursuant to which excess profit sharing payments are credited to an account on behalf of each participant. See "REPORT ON EXECUTIVE COMPENSATION -- Profit Sharing" below. Amounts set forth in this column also include, for Messrs. McCanless, Hall and Smith, the economic value of premiums paid by the Company directly or, in the case of Mr. Smith, paid by Mr. Smith and reimbursed by the Company to Mr. Smith, to maintain split dollar life insurance policies on behalf of the executives. Under an agreement with Mr. Smith, Mr. Smith (or his assignee in the event of assignment) has an interest in life insurance policies on his life in the amount of $3,250,000 . The Company has secured split dollar life insurance policies for Messrs. McCanless and Hall in the face amount of three and one-half times such officer's base salary, if death occurs prior to retirement, and two times base salary if death occurs after retirement. The life insurance policies are assigned to the Company as security for the premiums paid by the Company and, upon the death of the executive (or earlier termination of the policies), the Company is entitled to receive directly from the insurance carrier an amount equal to the sums advanced.

(5) Only includes compensation Mr. Smith received through April 7, 1999. On April 7, 1999, Mr. Smith retired as President and Chief Executive Officer of the Company. On that date, the Board of Directors appointed Mr. McCanless as President and Chief Executive Officer of the Company. See "Employment Plans and Arrangements."

(6) Effective December 31, 1999, A. Edward Benner, Jr., retired as Vice President of Information Technology and Chief Information Officer.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table shows information for the Named Executives, concerning (i) exercises of stock options during the year ended January 1, 2000 and (ii) the amount and value of unexercised "in-the-money" options for the Company's Class A Common Stock, as of January 1, 2000. The value of stock options at January 1, 2000 was determined by the spread between the exercise price of such options and the closing price of shares of the Company's Class A Common Stock, as reported by the New York Stock Exchange on December 31, 1999, the last trading day in fiscal year 1999.


                                                                NUMBER OF
                                                               SECURITIES
                                    SHARES                     UNDERLYING            VALUE OF
                                   ACQUIRED                    UNEXERCISED          UNEXERCISED
                                      ON          VALUE      OPTIONS/SARS AT      OPTIONS/SARS AT
NAME                               EXERCISE     REALIZED        FY-END(#)            FY-END($)
----                          --------------------------------------------------------------------
                                                               EXERCISABLE/         EXERCISABLE/
                                                               UNEXERCISABLE        UNEXERCISABLE

A. Edward Benner, Jr ............   3,727      $ 45,280                  --                   --
Robert J. Brunory ...............   1,167        11,484             0/8,917              0/2,229
W. Bruce Dawson .................      --            --         1,000/8,382          4,000/2,096
Joseph C. Hall, Jr ..............      --            --        1,667/38,336          5,730/9,584
Laura C. Kendall ................      --            --             0/5,269              0/1,317
Bill McCanless ..................      --            --        1,723/27,433          5,610/7,588
Tom E. Smith ....................      --            --           0/114,200             0/28,550

                               PERFORMANCE GRAPHS

         The graphs set forth below compare, for the five- and ten-year periods indicated, the "cumulative shareholder return" to shareholders of the Company as compared with the return of the Standard & Poor's 500 Stock Index and of a group of five retail food chain stores consisting of Albertson's, Inc., Great Atlantic & Pacific Tea Co., Kroger Co., Safeway, Inc., and Winn-Dixie Stores, Inc. (the "Peer Group Index"). "Cumulative shareholder return" has been computed assuming an investment of $100 at the beginning of the periods indicated in the Class A Common Stock of the Company and the stock of the companies comprising the Standard & Poor's 500 Stock Index and the Peer Group Index, and assuming the reinvestment of dividends.

         The Peer Group Index in the Company's 1999 Proxy Statement included American Stores Co. and Bruno's, Inc., in addition to the corporations included in this 2000 Peer Group Index. The Peer Group Index has been restated to omit American Stores Co. and Bruno's, Inc. since American Stores Co. was acquired and Bruno's, Inc. went into bankruptcy and trading data for the full year ended December 31, 1999 is not available.


                              FIVE YEAR PERFORMANCE

  MEASUREMENT PERIOD                                  S&P 500
(FISCAL YEAR COVERED)         COMPANY                  INDEX                PEER GROUP

1995                           113.47                  137.58                  137.58
1996                           196.96                  169.16                  167.40
1997                           173.00                  225.60                  239.72
1998                           221.15                  290.08                  375.79
1999                           143.51                  351.11                  215.03


                                    [CHART]

                              TEN YEAR PERFORMANCE

  MEASUREMENT PERIOD                               S&P 500
(FISCAL YEAR COVERED)      COMPANY                  INDEX                PEER GROUP

1990                        121.98                   96.89                   78.45
1991                        255.63                  126.42                   87.28
1992                        111.82                  136.05                  112.42
1993                         93.56                  149.76                  114.94
1994                         74.92                  151.74                  127.98
1995                         85.01                  208.76                  176.07
1996                        147.56                  256.69                  214.23
1997                        129.61                  342.33                  306.78
1998                        165.68                  440.16                  480.92
1999                        107.52                  532.77                  275.19


                                    [CHART]

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth the number of shares of the Company's Class A Common Stock for which stock options were granted to each of the Named Executives during the fiscal year ended January 1, 2000.

                                                                                 POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                                                                                 RATES OF STOCK PRICE
                                       INDIVIDUAL GRANTS                     APPRECIATION FOR OPTION TERM
---------------------------------------------------------------------------------------------------------------------
       (A)                   (B)             (C)            (D)        (E)        (F)         (G)
                           NUMBER OF      % OF TOTAL
                          SECURITIES     OPTIONS/SARS    EXERCISE
                          UNDERLYING      GRANTED TO      OR BASE
                         OPTIONS/SARS    EMPLOYEES IN      PRICE    EXPIRATION
NAME                      GRANTED(#)      FISCAL YEAR     ($/SH)       DATE        5%($)       10%($)
----                     ------------    ------------      -----    ----------    -------     ---------
A. Edward Benner, Jr        15,716           2.74(1)    $   30.75     4/30/09     304,029       770,530
Robert J. Brunory           13,312           2.32(1)        30.75     4/30/09     257,523       652,666
W. Bruce Dawson             13,405           2.34(1)        30.75     4/30/09     259,322       657,226
Joseph C. Hall, Jr          42,541           7.41(1)        30.75     4/30/09     822,964     2,085,718

Laura C. Kendall            22,187           3.87(1)        30.75     4/30/09     429,212     1,087,793
Bill McCanless              67,745          11.81(1)        30.75     4/30/09   1,310,541     3,321,430
Bill McCanless             200,000(2)       34.85          26.625     4/07/09   3,348,864     8,486,679
Tom E. Smith

(1) These options vest and become exercisable for shares of the Company's Class A Common Stock as follows: one-third on April 30, 2002, one-third on April 30, 2003 and the remaining one-third on April 30, 2004.

(2) Options vest on or prior to April 7, 2002 if the closing market price of the Company's Class A Common Stock is $60.00 or greater for 45 consecutive trading days. If options have not vested by April 7, 2002, options will automatically vest and become exercisable on April 7, 2006.

             REPORT OF THE SENIOR MANAGEMENT COMPENSATION COMMITTEE,
                  STOCK OPTION COMMITTEE AND BOARD OF DIRECTORS

                        REPORT ON EXECUTIVE COMPENSATION


The Company's policy with respect to executive compensation has been designed to:

- reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company;

- align the interests of executive officers with those of the Company's shareholders with respect to short-term operating results; and

- adequately and fairly compensate executive officers in relation to their responsibilities, capabilities, and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size within the Company's industry to enable the Company to attract and retain highly skilled and qualified senior management.

         As in prior years, the Company worked with Towers Perrin, an independent compensation consulting firm, to establish estimated competitive compensation opportunities for the Company's senior executives to ensure that the Company's compensation structure is sufficiently competitive to attract and retain highly qualified executives in all of its senior management positions. Towers Perrin's competitive review and analysis of industry pay practices was based on a compilation of competitive compensation and benefit information from published surveys of the retail grocery industry, proxy statements for 11 specific competitors in the grocery industry selected on the basis of their revenues and multi-store operational formats (Albertson's Inc.; American Stores Co.; Fleming Companies, Inc.; Giant Food, Inc.; Great Atlantic & Pacific Tea Co.; Hannaford Bros. Co.; Kroger Co.; Publix Super Markets, Inc.; Safeway, Inc.; Supervalu, Inc.; and Winn-Dixie Stores, Inc.), as well as Towers Perrin's own compensation and benefit data sources. This compilation of competitive information is referred to herein as the "Towers Perrin Competitive Data." According to the Towers Perrin Competitive Data, total compensation (which included stock options and restricted stock) for the Named Executives was competitive, and Towers Perrin so advised the Senior Management Compensation Committee.

         The primary components of compensation paid by the Company to executive officers are base salary and incentive compensation, with incentive compensation broken down further into incentive bonus payments, stock options, restricted stock and profit sharing. The relationship of each principal component of compensation to the Company's performance is discussed below.

BASE SALARY

         Each year, the Senior Management Compensation Committee reviews and approves the base salaries to be paid by the Company during the following year to members of senior management. Annual adjustments to base salaries are determined based on a number of factors, including the Company's business and financial performance and the executives' contributions to the Company's performance.

         At its December 1999 meeting, the Senior Management Compensation Committee reviewed the base salaries of the Named Executives taking into account their roles and performance contributions, as well as the Company's overall competitive pay positions, to determine appropriate increases to base salaries for 2000. As a result of this review, such Committee increased the 2000 base salary for each of the Named Executives in amounts ranging from 1.91% to 17.17%. This Committee believes that these increases and the resulting new base salaries are consistent with overall Company and individual performance and the Company's general strategy of paying base salaries competitive within the industry to allow it to retain valued executives. These salary actions are also consistent with such Committee's strategy over the past six years to bring the Company's executive compensation program more in line with competitive industry practice.

         Bill McCanless's terms of employment, including the level of his base salary, are set forth in an April 7, 1999 Employment Agreement between Mr. McCanless and the Company (the "McCanless Employment Agreement"). The McCanless Employment Agreement provides that Mr. McCanless's base salary will be competitive within the Company's industry as determined annually, but that Mr. McCanless's base salary will not be reduced in connection with any annual review of industry practices. The McCanless Employment Agreement further provides that Mr. McCanless annually shall be eligible to receive up to 45% of his base salary in the form of a bonus under the Company's Key Executive Annual Incentive Bonus Plan and that Mr. McCanless shall be eligible to participate in the Company's stock option plans and other compensation plans of the Company. In addition, the McCanless Employment Agreement provides that Mr. McCanless shall be provided split dollar life insurance in specified amounts. The McCanless Employment Agreement additionally provided for a one-time grant to Mr. McCanless of options to purchase 200,000 shares of Class A Common Stock of the Company. Such options are exercisable within the first three years after the date of grant only if the stock price of Class A Common Stock is $60 or greater for 45 consecutive trading days or, if not previously exercisable, on the seventh anniversary of the date of grant. Except for the base salary, bonus, split dollar life insurance and options, the McCanless Employment Agreement does not address in detail any component of Mr. McCanless's compensation. See also "Employment Plans and Agreements -- Senior Management Employment Agreements" for discussion of employment agreements with Messrs. Brunory, Dawson and Hall and Ms. Kendall.


INCENTIVE COMPENSATION

         Incentive Bonus. A substantial portion of each executive officer's compensation package is in the form of an incentive bonus designed to reward the achievement of short-term operating goals and long-term increases in shareholder value.

         The Company's Incentive Bonus Plan, which was adopted by the Company in 1982, is designed to offer an incentive to those employees whose performance most directly affects the Company's profitability, as determined by the Senior Management Compensation Committee. Under the terms of the Incentive Bonus Plan, each employee selected for participation in the plan is assigned a maximum potential bonus award, which is computed by multiplying a predetermined percentage rate ranging from 10% to 45%, depending on the participant's position in the Company (the "Potential Percentage Rate"), by each participant's salary (the "Potential Bonus"). Under the plan, the total bonus payable each year for all participants (the "Total Bonus") may not exceed the lesser of (i) 2.1% of the Company's net income before taxes and certain other adjustments in excess of a 15% return on average shareholder's equity (the "ROE Bonus Amount") and (ii) the aggregate of the Potential Bonus for all plan participants (the "Maximum Bonus Amount"). A portion of each participant's bonus is determined by multiplying one-half of such participant's Potential Percentage Rate by such participant's salary (the "Objective Bonus"). All or any of the remaining Total Bonus is determined and allocated among participants at the discretion of the Senior Management Compensation Committee (the "Discretionary Bonus"). In determining the Discretionary Bonus, the Senior Management Compensation Committee considers a number of factors, including contributions of each participant toward the accomplishment of business objectives during the year.

         For the year ended January 1, 2000, each of the Named Executives received his or her Potential Bonus, and the Total Bonus paid to participants under the plan equaled the Maximum Bonus Amount. In determining the Discretionary Bonus awarded to each executive, the Senior Management Compensation Committee sought to reward senior management for the Company's financial performance during 1999 and for increasing long-term shareholder value of the Company. The Senior Management Compensation Committee found that the Company had substantially benefited during 1999 from improved financial performance in a highly competitive industry, and the continued growth of the Company. In addition, the Senior Management Compensation Committee considered to what extent each participant met his or her personal goals established at the beginning of the fiscal year by such participant and his or her supervisor.

         In December 1995, the Internal Revenue Service issued its final regulations for Section 162(m) of the Code covering the non-deductibility of compensation in excess of $1,000,000 for the CEO and the four highest-paid officers (other than the CEO) named in the proxy statements of public companies. Code Section 162(m) provides for deductibility of "performance-based" compensation in excess of $1,000,000 so long as it meets the requirements of Section 162(m), which include, among other things, that the compensation be paid through application of a shareholder approved plan.

         At the Annual Meeting of Shareholders in May 1996, shareholders approved the Key Executive Annual Incentive Bonus Plan (the "Key Executive Plan"), which was designed to provide annual incentive compensation opportunities that will qualify as performance-based under the terms of Code
Section 162(m). Under the terms of this Plan, the Senior Management Compensation Committee may designate certain executive officers who may be affected by the terms of Section 162(m) to participate in this plan. Executives who are designated for participation in this plan may not simultaneously participate in the Company's Incentive Bonus Plan.

         Participants in the Key Executive Plan are eligible to receive bonuses if and only to the extent that pre-established performance goals are met. The potential maximum bonus that each participant in this plan is eligible to receive will be set as a fixed percentage of profit in excess of a return on average equity threshold as pre-determined by the Senior Management Compensation Committee. The maximum bonus award that any participant may receive in any single year under this plan is $[750,000]. At the discretion of such Committee, actual bonuses paid may be lower than the amounts generated by the formula, but in no case may they be higher. In 1999, Mr. McCanless was the only executive designated to participate in the Key Executive Plan. In addition, certain portions of Mr. McCanless' compensation may be deferred as necessary for purposes of Code Section 162(m). See "Employment Plans and Agreements -- Deferred Compensation Agreements."

         Stock Options. At the May 2, 1996 Annual Meeting, shareholders approved amendments to the 1991 Employee Stock Option Plan of Food Lion, Inc. and renamed the plan the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "1996 Incentive Plan"). Like the Company's earlier stock option plans, the 1996 Incentive Plan provides the Stock Option Committee full and final authority, in its discretion, to determine within the terms of the plan the individuals to receive awards pursuant to the plan, the times or effective dates when awards will be granted, the number of shares subject to each award, the exercise price for any stock options granted and the time(s) when, and the conditions, if any, under which each award may be vested and/or exercisable.

         The 1996 Incentive Plan provides for grants of stock options and restricted stock. Under the terms of this plan, options to purchase shares of the Company's Class A Common Stock, or awards of shares of Class A Common Stock subject to certain vesting and other restrictions determined by the Stock Option Committee, may be granted on an annual basis to key employees. Grants to the Named Executives of stock options and restricted stock under this plan are made with reference to competitive practice, the Company's overall goal of linking executive compensation to the enhancement of long-term shareholder value, and individual circumstances with respect to executive recruitment and retention. Towers Perrin's recommendations to the Stock Option Committee contemplated annual grants of stock options and restricted stock to the Named Executives in amounts comparable to the grants made in 1998, assuming satisfactory company and individual performance. During 1999, options for 650,670 shares of Class A Common Stock were granted under the 1996 Incentive Plan to 1,181 employees. Upon approval of the 2000 Stock Incentive Plan by the shareholders of the Company, the 1996 Incentive Plan will effectively be frozen and will govern only those options and awards of restricted stock then outstanding under the 1996 Incentive Plan.

         Profit Sharing. The Company also maintains the Profit Sharing Retirement Plan of Food Lion, Inc. (the "Profit Sharing Plan") for employees pursuant to which the Company contributes annually an amount of current or accumulated earnings as determined by the Board of Directors but not exceeding the maximum amount deductible for income tax purposes. Each employee of the Company is generally eligible to participate in the Profit Sharing Plan as of the first day of the plan year in which he or she completes 1,000 or more hours of service. The annual contribution each year under the Profit Sharing Plan is determined by the Board of Directors but may not in any event exceed 15% of the compensation paid or otherwise accrued during the taxable year for each employee under the Profit Sharing Plan. The Board of Directors approved a contribution to the Company's Profit Sharing Plan for 1999 equal to 15% of the 1999 wages of all eligible employees. The Board of Directors authorized one-third of the total contribution to be allocated for investment in the Company's Class A Common Stock.

         Tax-deferred contributions by the Company for the benefit of highly compensated employees to the Profit Sharing Plan are subject to certain limits imposed by the Code. This limit was $[30,000] during each of the last three fiscal years. Contributions on behalf of executive officers in excess of these limitations are credited to the executives' accounts under the Company's Profit Sharing Restoration Plan of Food Lion, Inc., which includes a credit of interest at a variable rate equal to the 10-year Constant Maturity Treasury yield in effect on the last day of the previous calendar quarter. Each participant in the Profit Sharing Restoration Plan of Food Lion, Inc. will receive a single lump sum cash distribution in the amount of his or her entire account balance on the first day of the month next succeeding termination of employment with the Company.

         Supplemental Executive Retirement Plan. The Company also sponsors a Supplemental Executive Retirement Plan ("SERP") for certain key employees including each of the Named Executives. This plan provides a supplemental benefit that, combined with benefits from the Profit Sharing and Profit Sharing Restoration Plans, deferred compensation agreements, and Social Security, will provide estimated annual benefits at normal retirement (age 65) of up to 60% of the participant's final average compensation. A participant's "final average compensation" means the annual average of the participant's annual cash compensation (to include base salary and incentive bonus) paid to the participant for the five completed calendar years that immediately precede the year in which payments of benefits under the plan are to begin. A participant who retires on or after his normal retirement date, and has completed 20 or more years of service to the Company, will receive an annual retirement benefit under the SERP payable as a single life annuity that is equal to the difference between 60% of his final average compensation and certain "benefit offsets." The benefit offsets are the sum of: (1) the participant's annuity under the Profit Sharing Plan; (2) the participant's annuity under the Profit Sharing Restoration Plan; (3) the participant's annuity under any deferred compensation agreement with the Company; and (4) the participant's Social Security benefit. Any participant who retires on or after his normal retirement date and has completed fewer than 20 years of service to the Company will receive a reduced benefit in proportion to the participant's years of service. A participant who retires prior to normal retirement age may be entitled to reduced benefits under the SERP, depending on the participant's age and years of service.

         Based on currently available information and assumptions, the estimated annual benefits under the SERP alone to the Named Executives are $10,000 for Mr. Brunory, $10,000 for Mr. Dawson, $10,000 for Mr. Hall, $10,000 for Ms. Kendall and $10,000 for Mr. McCanless. The projected SERP benefits to Messrs. _______ and _______, and to Ms. ______, are $____ because it is estimated that the benefit offsets will exceed [60%] of the final average compensation for each of these Named Executives. These estimates may change from time to time depending on the projected final average compensation and the projected value of the benefit offsets for each of the Named Executives.

         This report is submitted by the Senior Management Compensation Committee, the Stock Option Committee and the Board of Directors of the Company.


SENIOR MANAGEMENT
COMPENSATION COMMITTEE:                             STOCK OPTION COMMITTEE:

Pierre-Olivier Beckers                              Pierre-Olivier Beckers
William G. Ferguson, Chairperson                    William G. Ferguson
Dominique Raquez                                    Bernard W. Franklin, Chairperson


BOARD OF DIRECTORS:

Pierre-Olivier Beckers, Chairman of the Board       Bernard W. Franklin
Jacqueline K. Collamore                             Joseph C. Hall, Jr.
Jean-Claude Coppieters `t Wallant                   Margaret H. Kluttz
Pierre Dumont                                       Bill McCanless
William G. Ferguson                                 Dominique Raquez

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following persons served on the Senior Management Compensation Committee during fiscal year 1999: William G. Ferguson (Chairperson), Pierre-Olivier Beckers and Dominique Raquez. Messrs. Hall and McCanless, who are executive officers of the Company, are members of the Company's Board of Directors and participate in decisions by the Board of Directors with respect to annual contributions made by the Company to or for the benefit of employees (including the Named Executives) under the Company's Profit Sharing Plan. In addition, on January 1, 2000, Mr. McCanless was appointed to the Executive Committee of Delhaize.

         Mr. Raquez, who is a member of the Compensation Committee, and Mr. Beckers, who is a member of the Compensation and Stock Option Committees, are affiliated with Delhaize.


EMPLOYMENT PLANS AND AGREEMENTS

         Employment Agreement with Bill McCanless.

         Effective April 7, 1999, Bill McCanless entered into an agreement with the Company providing for his employment as President and Chief Executive Officer of the Company (the "McCanless Agreement"). The McCanless Agreement expires on April 7, 2004, provides for Mr. McCanless to receive a base salary of not less than $650,000 per year, and authorizes the Board of Directors to increase such amount from time to time. Mr. McCanless is also eligible to receive a bonus of up to 45% of his salary in any year at the discretion of the Board of Directors. The McCanless Agreement also entitles Mr. McCanless to participate in other compensation and benefit plans of the Company and requires the Company to maintain split dollar life insurance for Mr. McCanless in the face amount of three and one-half times his base salary if his death occurs prior to retirement (subject to certain conditions), and two times his last base salary if death occurs after retirement. Mr. McCanless may elect to defer some or all of his bonus compensation and up to 50% of his base salary.

         The McCanless Agreement also provides for the grant of option to purchase 200,000 shares of Class A common stock to Mr. McCanless (the "Jump Start Options"). The Jump Start Options expire on April 7, 2009. If the closing price per share of the Class A common stock is $60 or greater for 45 consecutive trading days ending on or prior to April 7, 2002 and Mr. McCanless is still the President and Chief Executive Officer of the Company on such date, the Jump Start Options will vest on such date. Otherwise, the Jump Start Options will vest on April 7, 2006, provided that Mr. McCanless remains employed as the President and Chief Executive Officer of the Company on such date. The exercise price of the Jump Start Options is $26.625 per share.

         The Company may terminate Mr. McCanless' employment for Cause, as defined in the McCanless Agreement. The McCanless Agreement defines Cause as (i) willful failure (other than by reason of incapacity due to physical or mental illness) by Mr. McCanless to perform his material duties thereunder and his inability or unwillingness to correct such failure within 30 days after receipt of such written notice, (ii) conviction of Mr. McCanless of a felony or plea of guilty or no contest to a felony, or (iii) perpetration of a material dishonest act or fraud against the Company or any affiliate thereof. The definition of "Cause" expressly excludes any mistake of fact or judgment made by Mr. McCanless in good faith with respect to the Company's business. If the Company terminates Mr. McCanless' employment for Cause, or Mr. McCanless' employment terminates due to death, the Company will no longer be required to make payments to Mr. McCanless or his estate under the agreement, except for compensation earned prior to such termination and pursuant to plans, arrangements or agreements providing for payments after termination of employment, including, in the case of death, payments pursuant to a salary continuation agreement with the Company. See "Employment Plans and Agreements--Salary Continuation Agreements." The Company or Mr. McCanless may terminate his employment upon Mr. McCanless' disability as specified in the McCanless Agreement, in which case, the Company shall pay Mr. McCanless a lump sum payment equal to 50 percent of the present value of the future base salary payable to Mr. McCanless during the longer of the remainder of the term of employment under his employment agreement or for a period of two years.

         Mr. McCanless may terminate his employment without liability to the Company for Good Reason, as defined in the McCanless Agreement. Good Reason is defined as the occurrence of any of the following circumstances: (i) a material diminution of the professional responsibilities of Mr. McCanless, (ii) assignment of inappropriate duties to Mr. McCanless, (iii) failure of the Company to provide compensation and benefits obligations to Mr. McCanless as set forth in the McCanless Agreement, (iv) transfer of Mr. McCanless more than 50 miles from Salisbury, North Carolina, (v) a purported termination of the McCanless Agreement by the Company other than in accordance with the terms thereof or (vi) failure of the Company to require any successor to the Company to assume and comply with the McCanless Agreement.

         If Mr. McCanless terminates his employment for Good Reason or if the Company terminates his employment (except for "Cause" as defined above, or by reason of death or disability), the Company shall pay Mr. McCanless the full amount of Mr. McCanless's base salary and other compensation earned prior to the Date of Termination. In addition, the Company shall pay Mr. McCanless an amount (the "Termination Payment") equal to the product of Mr. McCanless's current annual base salary multiplied by the greater of (i) three years, or (ii) the number of full years remaining in the term of the McCanless Agreement.

         If Mr. McCanless' employment is terminated by Mr. McCanless for Good Reason prior to a Change in Control or by the Company without Cause, the Company shall maintain in full force and effect for the continued benefit of Mr. McCanless and his eligible dependents for three years, after the Date of Termination (or for the number of years remaining in the term of the agreement, whichever is greater), the employee fringe benefit plans and programs relating to medical, dental, health and life insurance in which Mr. McCanless was entitled to participate immediately prior to the Date of Termination, if Mr. McCanless's continued participation is permitted under the general terms and provisions of such plans and programs and applicable law, but not including the Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan and any other bonus, retirement or similar compensation plan.

         If Mr. McCanless' employment is terminated by the Company without Cause in contemplation of a Change in Control of the Company within six months prior to such Change in Control or Mr. McCanless' employment is terminated by the Company without Cause or by Mr. McCanless with Good Reason within one year following a Change in Control of the Company, the Company shall pay Mr. McCanless the compensation and benefits set forth in the two paragraphs above, and in addition, for three years following the Date of Termination (or for the number of years remaining in the term of the McCanless Agreement, whichever is greater). Mr. McCanless shall be paid an annual amount equal to the amounts, if any, which would have been payable to Mr. McCanless under the Key Executive Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan (or such other plans in which Mr. McCanless was entitled to participate as of the Date of Termination) assuming Mr. McCanless had remained employed for such three years (or greater) period and received an annual salary at the rate in effect on the Date of Termination.

         The McCanless Agreement defines a "Change in Control" of the Company as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that a Change in Control of the Company shall be deemed to have occurred if: (i) an acquisition (other than directly from the Company by a Person (as set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act, excluding the Company or an employee benefit plan of the Company or an entity controlled by the shareholders of the Company results in the aggregate number of shares of the voting securities of the Company beneficially owned by any other Person to exceed the number of shares of the voting securities of the Company beneficially owned, in the aggregate, by Delhaize and Detla; (ii) at any time during the term of the Employment Agreement there is a change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company who are in office on the date of the Employment Agreement ("Incumbent Company Directors") no longer constituting a majority of the directors of the Company; provided that, in making such determination, persons who are elected to serve as directors of the Company and who are approved by all directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Company Directors; (iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the assets of the Company (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the beneficial holders of voting securities of the Company receive or retain fifty percent or more of the voting securities of the Company or entity resulting from the Business Combination ("Resulting Company"), at least a majority of the board of directors of the resulting corporation were Incumbent Company Directors, and after which no person or entity owns twenty percent or more of the voting securities ("Beneficial Ownership Threshold") of the Resulting Company, who did not beneficially own such stock immediately before the Business Combination; or (iv) occurrence of any of the events described in (ii) or (iii) above to Delhaize, or the acquisition by any Person of more than thirty percent of the stock of Delhaize. Notwithstanding any other provision of this paragraph, for purposes of the definition of "Change in Control" of the Company a change in control of Delhaize shall not constitute a Change in Control of the Company unless it involves an event contemplated by (iv) above. With respect to (iii) above as it applies to Delhaize under (iv) above, the Beneficial Ownership Threshold shall be thirty percent (30%).

         Upon a Change in Control, or if Mr. McCanless's employment terminates other than for Cause, all of the rights granted to Mr. McCanless by the Company to own or acquire stock of the Company (including stock options and restricted stock granted under the 1996 Incentive Plan or other plans but excluding the Jump Start Options) will automatically vest upon the date of such Change in Control or date of termination, provided however, that (assuming no occurrence of a Change in Control) such rights shall not vest if Mr. McCanless's employment is terminated for his failure adequately to perform his duties under the McCanless Agreement as determined by an affirmative vote of at least seventy percent of the Board of Directors of the Company. If the Jump Start Options have not vested by April 7, 2002, they will not vest for any reason, including a Change in Control, until April 7, 2006.

         The McCanless Agreement prohibits McCanless, without the written consent of the Board of Directors of the Company, from engaging in any retail or wholesale grocery business which is directly competitive with the business of the Company or its affiliates in any geographic area which the Company or its affiliates operates on the Date of Termination. This prohibition applies to Mr. McCanless during the term of the McCanless Agreement and for a period of two years after his termination. The McCanless Agreement also place restrictions, for a period of two years after termination of Mr. McCanless's employment, on the recruitment or solicitation of employees or independent contractors of the Company for the purpose of being employed by Mr. McCanless or an entity on behalf of which Mr. McCanless is acting as agent, representative or employee. If, however, Mr. McCanless's employment is terminated prior to the first anniversary of the date on which a Change in Control occurs, the foregoing restrictions on competition and solicitation by Mr. McCanless shall not apply.

         Under the McCanless Agreement, the Company agrees to indemnify Mr. McCanless to the fullest extent permitted under North Carolina law from and against any losses, claims, damages, costs and expenses suffered by Mr. McCanless as a result of the fact that he is or was an officer of the Company or is or was serving at the request of the Company as an officer, employee or agent of an affiliate of the Company. The McCanless Agreement also provides that in the event that any payments to which Mr. McCanless is entitled are subject to tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company shall pay Mr. McCanless an additional amount such that the net amount retained by Mr. McCanless shall be equal to the amount to which Mr. McCanless is entitled prior to deduction of the Excise Tax.

         Employment Agreement with Tom E. Smith. Tom E. Smith, the former President and Chief Executive Officer of the Company, retired on April 7, 1999. Mr. Smith's terms of employment, including the level of his base salary, for the period prior to his retirement on April 7, 1999, were set forth in an August 1, 1991 Employment Agreement between Mr. Smith and the Company (the "Smith Employment Agreement"). The Smith Employment Agreement provided that Mr. Smith's base salary would be competitive with the Company's industry as determined annually based upon a consultant's report of industry practices, but that Mr. Smith's base salary would not be reduced in connection with any annual review of industry practices. The Smith Employment Agreement further provided that Mr. Smith would be eligible to participate in participate in compensation plans of the Company and that he would be provided split dollar life insurance in specified amounts. Except for the base salary and split dollar life insurance, the Smith Employment Agreement did not address in detail any component of Mr. Smith's compensation. See also "Employment Plans and Agreements - Senior Management Employment Agreements" for discussion of employment agreements with Messrs. Hall, McCanless and Benner, and Ms. Kohn.

         Senior Management Employment Agreements. The Company is party to employment agreements with each of the Named Executives (except for Messrs. Dawson, Smith and Benner as discussed below). Mr. Dawson is party to an employment agreement with Kash n' Karry Food Stores, Inc. ("Kash n' Karry"), a wholly owned subsidiary of the Company and references to the Company below refer to Kash n' Karry in the case of Mr. Dawson. These agreements are referred to herein as the "Employment Agreements," and the executives are referred to as the "Executives," except where referred to by name. The Employment Agreements with Messrs. Hall, Dawson and Brunory were entered into on ______________, 2000, the Employment Agreement with Ms. Kendall was entered into on ______________, 2000 and the Employment Agreement with Mr. Benner was entered into on October 1, 1997. The Employment Agreements with Messrs. Hall and Benner have five-year terms, and the Employment Agreements with Messrs. Dawson and Brunory and Ms. Kendall have three year terms. Each Employment Agreement will automatically be extended for additional periods of one year unless the Executive or the Company gives the other party at least 90 days' written notice (180 days' written notice, in the case of Mr. Benner) prior to the expiration of the term.

         The Employment Agreement with Mr. Hall provides for his employment as President of Food Lion, a division of the Company, and for payment to Mr. Hall of a base salary of not less than $521,390 per year. The Employment Agreement with Ms. Kendall provides for her employment as Vice President of Finance and Chief Financial Officer of the Company, and for payment to Ms. Kendall of a base salary of not less than $336,206 per year. The Employment Agreement with Mr. Dawson provides for his employment as President of Kash n' Karry, and for the payment to Mr. Dawson of a base salary of not less than $238,706 per year. The Employment Agreement with Mr. Brunory provides for his employment as Senior Vice President of Category Management/Procurement at Food Lion, and for the payment to Mr. Brunory of a base salary of not less than $238,708 per year. The Employment Agreement with Mr. Benner provided for his employment as Vice President of Information Technology/Chief Information Officer of the Company, and for payment to Mr. Benner of a base salary of not less than $232,836 per year. Effective December 31, 1999, Mr. Benner retired from the Company. The Employment Agreements authorize the Board of Directors of the Company to increase such minimum amounts from time to time. The Employment Agreements also entitle the Executives to participate in other compensation and benefit plans of the Company. The Employment Agreement with Mr. Hall requires the Company to maintain split dollar life insurance for Mr. Hall in the face amount of three and one-half times Mr. Hall's base salary if his death occurs prior to retirement (subject to certain conditions), and two times the Executive's last base salary if death occurs after retirement.

         The Company may terminate an Executive's employment for Cause, as defined in the Employment Agreements. The Employment Agreements define Cause as
(i) willful failure (other than by reason of incapacity due to physical or mental illness) by the Executive to perform his or her material duties thereunder and his or her inability or unwillingness to correct such failure within 30 days after receipt of such written notice, (ii) conviction of the Executive of a felony or plea of guilty or no contest to a felony, (iii) perpetration of a material dishonest act or fraud against the Company or any affiliate thereof or, except in the case of Mr. Benner's Employment Agreement,
(iv) a material violation of any Company policy or any state, federal or other governmental statute or regulation. The Employment Agreements of Messrs. Hall and Brunory and Ms. Kendall also define cause to include (i) the termination of the Executive's employment by the Company in conjunction with an assignment of the Executive's Employment Agreement to a successor or subsidiary of the Company and (ii) subsequent terminations of the Executive's employment in connection with subsequent assignments of the Executive's Employment Agreement to the Company or its successors or direct or indirect subsidiaries of the Company. Ms. Kendall's Employment Agreement further defines Cause to include the termination of Ms. Kendall's employment at either the Company or any direct or indirect subsidiary so long as Ms. Kendall is also then employed by any direct or indirect subsidiary of the Company or a successor to the Company. In Mr. Dawson's Employment Agreement, Cause is also defined to include (i) the termination of Mr. Dawson's employment by Kash n' Karry in connection with an assignment of his Employment Agreement to the Company or a successor or subsidiary of Kash n' Karry or the Company and (ii) subsequent terminations of Mr. Dawson's employment in connection with subsequent assignments of his Employment Agreement to Kash n' Karry or the Company or the successors or direct or indirect subsidiaries of Kash n' Karry or the Company. The definition of "Cause" expressly excludes any mistake of fact or judgment made by the Executive in good faith with respect to the Company's business. If the Company terminates the Executive's employment for Cause, or the Executive's employment terminates due to death, the Company will no longer be required to make payments to the Executive or his or her estate under his or her Employment Agreement, except for compensation earned prior to such termination and pursuant to plans, arrangements or agreements providing for payments after termination of employment (including, in the case of the Executive's death, payments pursuant to a salary continuation agreement with the Company. See "Employment Plans and Agreements--Salary Continuation Agreements." The or the Executive may terminate the Executive's employment upon the Executive's disability as specified in the Employment Agreements, in which case, the Company shall pay the Executive a lump sum payment equal to 50 percent of the present value of the future base salary payable to the Executive during the longer of the remainder of the term of employment under his or her Employment Agreement or for a period of two years, in the case of Messrs. Hall and Benner, or one year, in the case of Messrs. Brunory and Dawson and Ms. Kendall.

         The Executive may terminate his or her employment without liability to the Company for Good Reason, as defined in the Employment Agreements. The Employment Agreements of Messrs. Hall, Brunory and Dawson and Ms. Kendall define Good Reason as the occurrence of any of the following circumstances without the Executive's consent, provided that the Executive has provided notice to the Company of the Executive's intention to terminate his or her employment for Good Reason within 30 days after the occurrence of such event and the Company has failed to cure such circumstance, if curable, within 30 days after receipt of notice thereof: (i) a material diminution of the professional responsibilities of the Executive as such responsibilities existed on the date of the Executive's Employment Agreement, (ii) assignment of duties to the Executive which are materially adverse to and inconsistent with the Executive's position, (iii) failure of the Company to provide compensation and benefits obligations to the Executive as set forth in the Executive's Employment Agreement, (iv) transfer of the Executive more than 50 miles from Salisbury, North Carolina, without good business reasons, as determined by the Board of Directors of the Company or (v) failure of the Company to require any successor to the Company to assume and comply with the Executive's Employment Agreement.

         If Messrs. Hall, Brunory or Dawson or Ms. Kendall terminates his or her employment for Good Reason or if the Company terminates his or her employment (except for "Cause" as defined above, or by reason of the Executive's death or disability), the Company shall pay the Executive the full amount of the Executive's base salary and other compensation earned prior to the Date of Termination. In addition, the Company shall pay the Executive an amount (the "Termination Payment") equal to the product of the Executive's current monthly base salary multiplied by the greater of (i) twelve months, in the case of Messrs. Dawson and Brunory and Ms. Kendall, and thirty-six months, in the case of Mr. Hall, or (ii) the number of full months remaining in the Term of the Executive's Employment Agreement.

         If the employment of Messrs. Hall, Brunory or Dawson or Ms. Kendall is terminated by the Executive for Good Reason prior to a Change in Control or by the Company without Cause more than six months prior to a Change in Control, the shall maintain in full force and effect for the continued benefit of the Executive and the Executive's eligible dependents for one year, in the case of Messrs. Dawson and Brunory and Ms. Kendall, and three years, in the case of Mr. Hall, after the Date of Termination (or for the number of years remaining in the Term of the Executive's Employment Agreement, whichever is greater), the employee fringe benefit plans and programs relating to medical, dental, health and life insurance in which the Executive was entitled to participate immediately prior to the Date of Termination, if the Executive's continued participation is permitted under the general terms and provisions of such plans and programs and applicable law, but not including the Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan and any other bonus, retirement or similar compensation plan.

         If the employment of Messrs. Hall, Brunory or Dawson or Ms. Kendall is terminated by the Company without Cause in contemplation of a Change in Control of the Company within six months prior to such Change in Control or the Executive's employment is terminated by the Company without Cause or by Employee with Good Reason within one year following a Change in Control of the Company the Company shall pay Employee the compensation and benefits set forth in the two paragraphs above, and in addition, for one year following the Date of Termination (or for the number of years remaining in the Term of the Executive's Employment Agreement, whichever is greater). The Executive shall be paid an annual amount equal to the amounts, if any, which would have been payable to the Executive under the Annual Incentive Bonus Plan, the Wellness Bonus Plan, the Profit Sharing Plan and the Profit Sharing Restoration Plan (or such other plans in which the Executive was entitled to participate as of the Date of Termination) assuming the Executive had remained employed for such one year (or greater) period and received an annual salary at the rate in effect on the Executive's Date of Termination.

         The Employment Agreements define a "Change in Control" of the Company as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that a Change in Control of the Company shall be deemed to have occurred if: (i) an acquisition (other than directly from the Company by a Person (as set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act, excluding the Company or an employee benefit plan of the Company or an entity controlled by the shareholders of the Company results in the aggregate number of shares of the voting securities of the Company beneficially owned by any other Person to exceed the number of shares of the voting securities of the Company beneficially owned, in the aggregate, by Delhaize and Detla; (ii) at any time during the term of the Employment Agreement there is a change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company who are in office on the date of the Employment Agreement ("Incumbent Company Directors") no longer constituting a majority of the directors of the Company; provided that, in making such determination, persons who are elected to serve as directors of the Company and who are approved by at least 70% (100%, in the case of Mr. Benner) of the Incumbent Company Directors in office on the date of such election (other than in connection with an actual or threatened proxy contest) shall be treated as Incumbent Company Directors; (iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the assets of the Company (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the beneficial holders of voting securities of the Company (the shareholders, in the case of Mr. Benner) receive or retain fifty percent or more of the voting securities (stock, in the case of Mr. Benner) of the Company or entity resulting from the Business Combination ("Resulting Company"), at least a majority of the board of directors of the resulting corporation were Incumbent Company Directors, and after which no person or entity owns twenty percent or more of the voting securities (stock, in the case of Mr. Benner) ("Beneficial Ownership Threshold") of the Resulting Company, who did not beneficially own such stock immediately before the Business Combination; or (iv) occurrence of any of the events described in (ii) or (iii) above to Delhaize, or the acquisition by any Person of more than thirty percent of the stock of Delhaize. In the case of Messrs. Hall, Brunory and Dawson and Ms. Kendall, notwithstanding any other provision of this paragraph, for purposes of the definition of "Change in Control" of the Company a change in control of Delhaize shall not constitute a Change in Control of the Company unless it involves an event contemplated by (iv) above. In the case of Messrs. Hall, Brunory and Dawson and Ms. Kendall, with respect to (iii) above as it applies to Delhaize under (iv) above, the Beneficial Ownership Threshold shall be thirty percent (30%).

         Upon a Change in Control, or if the Executive's employment terminates other than for Cause, all of the rights granted to the Executive by the Company to own or acquire stock of the Company (including stock options and restricted stock granted under the 1996 Incentive Plan or other plans) will automatically vest upon the date of such Change in Control or date of termination, provided however, that (assuming no occurrence of a Change in Control) such rights shall not vest if the Executive's employment is terminated for his or her failure adequately to perform his or her duties under his or her Employment Agreement as determined by an affirmative vote of at least seventy percent of the Board of Directors of the Company.

         The Employment Agreements of Messrs. Hall, Brunory and Dawson and Ms. Kendall prohibit the Executives, without the written consent of the Board of Directors of the Company, from owning, operating, controlling or being employed as an officer, director, manager or consultant, or as an employee with management or executive level duties or responsibilities, in any case, for or by any business engaged in, or any entity whose business or whose direct or indirect parent entity's or direct or indirect subsidiary entity's business is, any retail or wholesale grocery or supermarket business within 10 miles of any store operated by the Company or any subsidiary thereof on the date on which the Executive's employment with the Company ends; provided, however, that this restriction shall not apply if the Executive works, consults or accepts employment with a business that does not directly compete with the Company or any Subsidiary thereof. These prohibitions apply to the Executives during the term of the Employment Agreements and for a period of two years after their termination. The Employment Agreements also place restrictions, for a period of two years after termination of an Executive's employment, on the recruitment or solicitation of employees or independent contractors of the Company for the purpose of being employed by such Executive or an entity on behalf of which such Executive is acting as agent, representative or employee. If, however, an Executive's employment is terminated prior to the first anniversary of the date on which a Change in Control occurs, the foregoing restrictions on competition and solicitation by such Executive shall not apply.

         Under the Employment Agreements, the Company agrees to indemnify the Executives to the fullest extent permitted under North Carolina law from and against any losses, claims, damages, costs and expenses suffered by the Executives as a result of the fact that they are or were officers of the Company or are or were serving at the request of the Company as officers, employees or agents of an affiliate of the Company. Each Employment Agreement also provides that in the event that any payments to which the Executive is entitled are subject to tax imposed by Section 4999 of the Code (the "Excise Tax"), the Company shall pay the Executive an additional amount such that the net amount retained by the Executive shall be equal to the amount to which the Executive is entitled prior to deduction of the Excise Tax.

         Retirement Agreement with Tom E. Smith. On April 7, 1999, Tom E. Smith retired as President and Chief Executive Officer of the Company. In connection with his retirement, Mr. Smith entered into a Retirement Agreement with the Company, which provides for Mr. Smith to receive annual compensation of $960,700 through July 31, 2001, plus an additional annual bonus of $432,315 through April 7, 2002, and an annual "wellness" bonus of $36,950 through April 7, 2002. All stock options that have been granted to Mr. Smith that vest on or before December 31, 2000, will remain outstanding and vest on the same schedule as if Mr. Smith had remained employed with the Company through December 31, 2000, and, once such options are vested, will remain exercisable for three months following the respective vesting dates of such options. Additionally, all restricted stock under awards to Mr. Smith that vest on or before December 31, 2000, will remain outstanding following his retirement and will vest on the same schedule as if Mr. Smith had remained employed with the Company through December 31, 2000. Following the date of his retirement, Mr. Smith will receive cash payments from the Company in the amounts that would have been contributed to the Profit Sharing Plan and the Profit Sharing Restoration Plan for Mr. Smith as if he remained employed with the Company through April 7, 2002. Under the Retirement Agreement, Mr. Smith will have a one-time right, exercisable within 30 trading days after his retirement, to sell to the Company for cash, up to 33% of the shares of Class A Common Stock and Class B Common Stock of the Company owned by Mr. Smith on the date of exercise of such right at a per share purchase price equal to the average closing price of the Class A Common Stock or Class B Common Stock, as the case may be, for the 30 trading days preceding the date of exercise as reported on the NASDAQ National Market System. The Company will continue to pay the premiums on the split-dollar life insurance policies currently in effect with respect to Mr. Smith through December 31, 2001. At that time, the life insurance policies will be transferred to Mr. Smith, and the Company will waive its right to receive reimbursement for premiums paid on such policies. Mr. Smith also will be entitled to participate in certain benefit plans of the Company in which he participated prior to his retirement, or receive substantially similar benefits, for a period of three years following his retirement. Mr. Smith has agreed among other things that, for three years following his retirement, (i) he will not, directly or indirectly, own, manage, operate, control, be employed by, or perform services for any business that engages in the retail or wholesale grocery business and which is located anywhere within the continental United States; and (ii) he will not, directly or indirectly, solicit the customers, suppliers or employees of the Company or its affiliates to terminate their relationship with the Company or its affiliates (or to modify such relationship in a manner that is adverse to the interests of the Company or its affiliates), or to violate any valid contracts they may have with the Company or its subsidiaries.

         Employment Severance Agreement with A. Edward Benner, Jr. Effective December 31, 1999, A. Edward Benner, Jr., retired as Vice President of Information Technology and Chief Information Officer. In connection with his retirement, Mr. Benner entered into an Employment Severance Agreement and Mutual Release with the Company, which provides for Mr. Benner to receive his weekly salary of $5,075 from January 1, 2000 through June 4, 2000, plus an incentive bonus for 1999 in an amount determined by the Board of Directors on the same basis as amounts are determined for vice presidents of the Company who were employed through December 31, 1999, and an annual "wellness" bonus of $ for 1999. All stock options that have been granted to Mr. Benner that vest on or before December 31, 1999, will remain exercisable for 89 days following December 31, 2000. Mr. Benner's participation in the Company's Profit Sharing Plan and Profit Sharing Restoration Plan terminated as of December 31, 1999. Mr. Benner has agreed among other things that, for one year following his retirement, (i) he will not compete with the Company, directly or indirectly, by acting either individually or as an advisor, representative, agent, employee, partner, shareholder, investor, consultant, or in any other similar capacity, on behalf of any other membership clubs selling groceries or other retail formats selling food products in North Carolina, South Carolina, Virginia, Tennessee, Georgia, Florida, Maryland, Delaware, Kentucky, West Virginia and Pennsylvania; and (ii) he will not recruit, solicit or otherwise contact employees of the Company on behalf of any other entity, either directly or as an agent, in order to solicit or induce any employee of the Company to accept employment with another entity.

         Deferred Compensation Agreements. The Company has entered into deferred compensation agreements with the President and Chief Executive Officer and the other Named Executives of the Company providing for the payment of deferred compensation commencing at age 65 (if employed by the Company at such time) and continuing until their death or for a period of ten years, whichever occurs later. Annual payments to each of the following Named Executives pursuant to these agreements will be as follows: Mr. ________ -- $10,000, Mr. _____________ -- $10,000, Mr. ___________ -- $10,000 and Ms. _________ -- $10,000.

         Salary Continuation Agreements. The Company has entered into salary continuation agreements with each of the Named Executives providing for payments to a named beneficiary in the event of such executive's death prior to attaining the age of 65 while employed by the Company. The agreements are intended to encourage participants to continue employment with the Company.

         Payments for the first 12 months following death are fixed. If death occurs prior to attaining the age of 55, payments after the first 12 months following death are made through the month the decedent would have attained the age of 65 or for a maximum period of 24 years, whichever is less. If death occurs at or after 55 but prior to attaining the age of 65, payments after the first 12 months following death are made for a period of 9 years. Except as provided above, all rights of the participant terminate upon his reaching age 65 or on the date he retires or, for reasons other than death, ceases to be an active employee of the Company. The following table sets forth the amounts payable to the Named Executives at January 1, 2000, pursuant to the arrangements described above:

                                                                                     SUBSEQUENT MONTHLY PAYMENT
                                                                                     --------------------------
                                                           MONTHLY PAYMENT       24-YEAR
         NAME OF INDIVIDUAL                              FIRST TWELVE MONTHS     PERIOD        OR   9-YEAR PERIOD
         ------------------                              -------------------     --------           -------------
         A. Edward Benner, Jr.........................
         Robert J. Brunory............................
         W. Bruce Dawson..............................
         Joseph C. Hall, Jr...........................
         Laura C. Kendall.............................
         Bill McCanless...............................
         Tom E. Smith.................................


LOW INTEREST LOAN PLAN

         Until December 31, 1997, the Company maintained a Low Interest Loan Plan to provide low interest unsecured demand loans to certain officers and employees of the Company. The Board of Directors of the Company terminated the Low Interest Loan Plan as of December 31, 1997 and no further loans were extended under the plan as of that date. However, the terms of the plan apply to amounts, if any, still outstanding thereunder. With minor exceptions, the total of all loans outstanding to any one employee cannot exceed the following percentages of the employee's annual salary: an amount equal to 25% during the first year of participation in the Low Interest Loan Plan, 50% during the second year, 75% during the third year and 100% thereafter. Interest is payable in monthly installments and may be paid through bi-monthly payroll deductions from the borrower's salary. The rate of interest charged is a rate equal to one half of the prime rate of BankAmerica Corporation on the first business day of each calendar quarter. Pursuant to the Low Interest Loan Plan, the principal amount of a loan is payable on demand (or within 90 days after a borrower leaves service with the Company). Participants must supply a financial statement before receiving a loan under the Low Interest Loan Plan, although no collateral is required.

         Messrs. Brunory, Dawson and Benner were the only Named Executives to have loans outstanding under the plan in 1999. The largest amount outstanding under the plan during the fiscal year ended January 1, 2000 for Mr. Brunory was $40,000, for Mr. Dawson was $106,936, and for Mr. Benner was $177,700. The
amounts outstanding as of March 27, 2000 for Mr. Brunory was $      , for
Mr. Dawson was $     , and for Mr. Benner was $        .


                         INFORMATION REGARDING DELHAIZE

         Delhaize is the beneficial owner of approximately 46.6% and 55.6% respectively, of the outstanding Class A Common Stock and Class B Common Stock of the Company. Delhaize, a Belgian corporation founded in 1867, has its principal executive offices at rue Osseghem, 53, 1080 Brussels, Belgium. Its shares are listed on the Brussels Stock Exchange. Delhaize is engaged primarily in the operation of supermarkets located in Belgium and supplied by its own warehouse facilities, the operation of other retail food outlets and the packaging, distribution and sale of wine, food and food products. Although a precise determination cannot be made since its shares are not registered, its management estimates that approximately 35% of the outstanding stock of Delhaize is held by the descendants of the founders and their relatives, including Messrs. Beckers and Raquez. Delhaize is the owner of the lion logo, which the Company uses with its own trademarks pursuant to a nonexclusive license agreement.

                              CERTAIN TRANSACTIONS

         Tom E. Smith, who retired on April 7, 1999, as the President and Chief Executive Officer of the Company, is the beneficial owner of 50% of the common stock of SAFHI, Inc., a corporation which owns two Hampton Inn motels, one in Salisbury, North Carolina, and one in Mount Pleasant, South Carolina. In 1999, the Company paid a total of $98,035 to these two Hampton Inn Motels, in connection with lodging for various management trainees and other employees of the Company and its subsidiaries. The Company believes that the rates paid for such lodging were at least as favorable as would have been obtainable from an unrelated party.

         The Company has entered into a lease for the operation of Food Lion stores with a real estate venture in which an indirect subsidiary of Delhaize owns a one-half interest. On October 1, 1986, the Company entered into a 20-year lease for the operation of a 20,000 square foot store in Orange Park, Florida. An indirect subsidiary of Delhaize owns a one-half interest in Debarry Place Joint Venture, which is involved in the development of the Orange Park, Florida, shopping center. The store opened in September 1987. Under the terms of the lease, the provisions of which the Company believes are no more favorable than a lease with a third party lessor, the Company is expected to make annual payments of $206,500 in fixed rent and $6,249 in common area maintenance fees for the Food Lion store. In addition, the lease provides for an annual payment to the lessor equal to the amount by which 1% of the annual gross receipts of the leased premises exceeds the fixed rent for the lease year. The lease includes an option to extend the lease for up to four five-year periods.

         The Company has entered into a joint venture with Delhaize regarding Bel-Thai Supermarket Co., Ltd. ("Bel-Thai"), a supermarket company based in Thailand. On January 18, 2000, the Company acquired, through a wholly-owned subsidiary, a 51% interest in Bel-Thai for approximately $3.9 million. Delhaize owns the remaining 49% interest in Bel-Thai. Subsequent to the Company's acquisition of its interest in Bel-Thai, the Company contributed additional capital of approximately $5.6 million to Bel-Thai for operations and acquisitions. The Company's investment in Bel-Thai was consummated pursuant to arms-length negotiations and was approved by the Board of Directors of the Company (by a vote of the directors unaffiliated with Delhaize). In addition, the Company obtained a fairness opinion from an investment banking firm as to the fairness of the transaction to the Company.

         For other information relating to certain transactions, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         One transaction for each of Thomas Robinson, Robert Brunory, and Luther Johnson, and two transactions for Coy Morgan were inadvertently reported untimely under Section 16(a) of the Securities Exchange Act of 1934 on Forms 5. The total number of late reports was two for Mr. Morgan and one for each of such other officers. All of these transactions relate to transfers of stock in the Company's Profit Sharing Plan, including minor adjustments made by the plan trustee following transactions in accounts other than the Company stock fund. Larry Cooper, a former officer, similarly reported one transaction under the Profit Sharing Plan untimely prior to his departure from the Company. In addition, Robert Mitchell reported one sale transaction untimely on Form 4.


                            PROPOSALS OF SHAREHOLDERS

          Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy material of the Company for such meeting. All proposals of shareholders intended to be presented at the 2001 Annual Meeting of the Company must be received by the Company no later than

December 17, 2000 for inclusion in the Proxy Statement and proxy card relating to such meeting. Subject to any rights that a shareholder has, pursuant to Rule 14a-8, to have a proposal included in the Proxy Statement, if a shareholder wishes to raise a matter at a shareholders' meeting, or if a shareholder wishes to nominate a person for election to the Board of Directors of the Company at an annual or special meeting, the shareholder is required by the Company's bylaws to give written notice to the Secretary of the Company at least 10 but no more than 60 days before the meeting, unless fewer than 21 days' notice of the meeting is given to shareholders. If fewer than 21 days' notice of the meeting is given to shareholders, the notice by the shareholder must be received by the Secretary no more than 10 days after the date on which the notice of the meeting is mailed to shareholders. The Company's bylaws should be consulted for the specific requirements for raising matters at shareholders' meetings and for nominating persons to the Board of Directors.


                                  OTHER MATTERS

         The management of the Company knows of no other business that will be presented for consideration at the meeting, except for the possible presentation of a shareholder proposal that has been omitted from the Proxy Statement in accordance with rules of the Securities and Exchange Commission. However, if other matters, including the omitted shareholder proposal, are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote such proxies in accordance with their best judgment.


         By order of the Board of Directors.

                                   LESTER C. NAIL
                                   Secretary


               , 2000

                             DELHAIZE AMERICA, INC.

                            2000 STOCK INCENTIVE PLAN

                       (AS ADOPTED _______________, 2000)

                             DELHAIZE AMERICA, INC.

                            2000 STOCK INCENTIVE PLAN


1. Purpose.

                  The purpose of this Plan is to provide an incentive to the employees, individuals who have accepted an offer of employment, officers, consultants and eligible directors of Delhaize America, Inc., a North Carolina corporation (the "Company"), and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, individuals who have accepted an offer of employment, officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock (as each term is herein defined).

2. Definitions.

                  For purposes of the Plan:

         2.1. "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

         2.2. "Award" means a grant of Restricted Stock.

         2.3. "Board" means the Board of Directors of the Company.

         2.4. "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, reincorporation, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         2.5. "Code" means the Internal Revenue Code of 1986, as amended.

         2.6. "Committee" means the committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

         2.7. "Company" means Delhaize America, Inc.

         2.8. "Director" means a director of the Company.

         2.9. "Disability" means:

              (a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

              (b) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

         2.10. "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

         2.11. "EBITDA" means earnings before interest, taxes, depreciation and amortization.

         2.12. "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

         2.13. "Eligible Individual" means any director (other than an Eligible Director), officer, employee of the Company or a Subsidiary or individual who has accepted an offer of employment from the Company or a Subsidiary, or any consultant of the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

         2.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.15. "Fair Market Value" on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair

Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

         2.16. "Grantee" means a person to whom an Award has been granted under the Plan.

         2.17. "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         2.18. "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         2.19. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         2.20. "Option" means a Nonqualified Stock Option or an Incentive Stock Option or either or both of them.

         2.21. "Optionee" means a person to whom an Option has been granted under the Plan.

         2.22. "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         2.23. "Parent" means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

         2.24. "Performance Cycle" means the time period specified by the Committee at the time a performance-based Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured.

         2.25. "Performance Objectives" has the meaning set forth in Section 6.4(b) hereof.

         2.26. "Plan" means the Delhaize America, Inc. 2000 Stock Incentive Plan, as amended and restated from time to time.

         2.27. "Reload Option" means an Option that may be granted when an Optionee pays all or a portion of the purchase price and withholding taxes of an Option with previously owned Shares.

         2.28. "Restricted Stock" means Shares issued or transferred to an Eligible Individual or Eligible Director pursuant to Section 6 hereof.

         2.29. "Shares" means the Class A common stock, par value $0.50 per share, of the Company.

         2.30. "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, including any limited liability company that is disregarded for Federal tax purposes or treated as a corporate subsidiary under the Code.

         2.31. "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3. Administration.

                  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee, and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The foregoing notwithstanding, with respect to Options or Awards that: (i) are intended to qualify as "performance-based" under Section 162(m) of the Code, and/or (ii) are granted to individuals who qualify as "insiders" under Section 16 of the Exchange Act, (A) any Committee members who do not qualify as "Outside Directors" and/or "Nonemployee Directors," as the case may be, shall have no authority to act and shall automatically be recused from any action with respect to Options or Awards, and (B) the remaining qualifying directors shall be authorized to act independently without further approval. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. Notwithstanding the foregoing, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that if any members of the Board do not qualify as Outside Directors, only the Committee appointed above may grant Options or Awards that are intended to be performance-based under Section 162(m).

         3.1. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

              (a) determine those Eligible Individuals and Eligible Directors to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

              (b) select those Eligible Individuals and Eligible Directors to whom Awards shall be granted under the Plan and determine the number of Shares to be granted pursuant thereto, determine the terms and conditions of each Award including the restrictions or Performance Objectives relating to Shares, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

              (c) to construe and interpret the Plan, Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in good faith in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

              (d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

              (e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

              (f) except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time; and

              (g) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan.

         4.1. The Shares subject to Options and Awards that shall be reserved for the purposes of the Plan, shall be from the Company's authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board. An aggregate
of           Shares may be issued or transferred pursuant to this Plan plus the number of Shares that have not been awarded under the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "1996 Plan") as of the Effective Date (including those that may be forfeited or cancelled under the 1996 Plan after the effective date of this Plan).

         No employee shall be granted in any calendar year Options to purchase
more than         Common Shares.

         No Eligible Individual may be awarded more than         Shares of
Restricted Stock that are intended to be performance-based compensation in any calendar year.

         No more than           Shares shall be granted pursuant to Options
intended to be Incentive Stock Options.

         In the event of a Change in Capitalization, the Board or Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number of Shares with respect to which Options and Awards may be granted, (ii) the maximum number of Shares or other stock or securities with respect to which Options or Awards may be granted in any calendar year, (iii) the maximum number of Shares which may be granted pursuant to Incentive Stock Options, (iv) the number of Shares or other stock or securities which are subject to outstanding Options or Awards and the purchase price therefor, if applicable, and (v) the Performance Objectives.

         In connection with the grant of an Option or an Award, the number of Shares available for grant under the Plan shall be reduced by the number of Shares in respect of which the Option or Award is granted.


         4.2. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or without payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

         4.3. Whenever any portion of an Option under this Plan or the 1996 Plan is paid for with previously held Shares (by either actual delivery or attestation), only the difference between (i) the number of Shares issued upon exercise and (ii) the number of Shares transferred in payment of the purchase price shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

5. Option Grants.

         5.1. Authority of Committee. Subject to the provisions of the Plan, the Committee, or the persons to whom authority has been delegated under Paragraph
(f) of Section 3.2 hereof, shall have full and final authority to select those Eligible Individuals and Eligible Directors who will receive Options, and the terms and conditions that shall be set forth in the applicable Agreements. Some terms and conditions that may, but are not required to be included are: a provision allowing the issuance of a Reload Option and a provision providing acceleration of exercisability under certain conditions as may be determined by the Committee. Other terms and conditions not inconsistent with this Plan may be included in Agreements in the discretion of the Committee.

         5.2. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         5.3. Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

         5.4. Vesting. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

         5.5. Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

         5.6. Non-Transferability. Unless set forth in the Agreement evidencing the Option (other than an Incentive Stock Option) at the time of grant or at any time thereafter, an Option granted hereunder shall not be transferable by the Optionee to whom granted except by will or the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         5.7. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer or attestation of Shares that have been held at least six months to the Company upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee, and the Committee may authorize that the purchase price payable upon exercise of an Option may be paid by having Shares withheld that otherwise would be acquired upon such exercise. Any Shares transferred to the Company (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. The value of the number of Shares that may be withheld for the payment of taxes may not be in excess of the minimum withholding requirements. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares. The Committee, in its discretion, may also permit simultaneous sale of Shares upon exercise through a broker-dealer.

         5.8. Rights of Optionees. Optionee shall not be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

6. Restricted Stock.

         6.1. Grant. The Committee may grant Awards to Eligible Individuals and Eligible Directors, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards shall be subject to the terms and provisions set forth below in this Section 6.

         6.2. Rights of Grantee. Shares of Restricted Stock granted pursuant hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing an Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

         6.3. Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 6.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

         6.4. Lapse of Restrictions.

              (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions. The Board may accelerate the lapse of all or a portion of the restrictions on an Award at any time.

              (b) Performance Objectives. If the Committee has determined that the restrictions on Shares of Restricted Stock awarded shall only lapse in accordance with Performance Objectives, the Performance Objectives may be expressed in terms of (i) earnings per Share, (ii) Share price,
         (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration or (ix) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed or (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain. At the time of grant of a performance-base Award, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder, the Committee may provide for the manner in which the Performance Objectives will be measured to reflect the impact of specified corporate transactions, extraordinary events, accounting changes and other similar events. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Award that is intended to be performance-based compensation, made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

         6.5. Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

         6.6. Treatment of Dividends. At the time an Award is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares covered by the Award shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

         6.7. Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

7. Effect of a Termination of Employment.

                  The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

8. Adjustment Upon Changes in Capitalization.

         8.1. Adjustments to Incentive Stock Options. Any adjustment that may be made pursuant to Section 4.1 hereof in the Shares or other stock or securities subject to outstanding Incentive Stock Options upon a Change in Capitalization, (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

         8.2. Terms of Adjusted Options and Awards. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

9. Effect of Certain Transactions.

                  Except as otherwise provided in an Agreement, in the event of
(i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

10. Interpretation.

         10.1. Rule 16b-3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         10.2. Section 162(m). Unless otherwise expressly stated in the relevant Agreement, each Option and Award subject to Performance Objectives granted to an Eligible Individual who may be a "covered employee" under Section 162(m) of the Code is intended to be performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

11. Termination and Amendment of the Plan.

                  The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

12. Non-Exclusivity of the Plan.

                  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                           (i) give any person any right to be granted an Option
                  or Award other than at the sole discretion of the Committee;

                           (ii) give any person any rights whatsoever with
                  respect to Shares except as specifically provided in the Plan;

                           (iii) limit in any way the right of the Company or
                  any Subsidiary to terminate the employment of any person at any time; or

                           (iv) be evidence of any agreement or understanding,
                  expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

14. Regulations and Other Approvals; Governing Law.

         14.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to conflicts of laws principles thereof.

         14.2. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         14.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

         14.4. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

         14.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

15. Miscellaneous.

         15.1. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual or Eligible Director during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual or Eligible Director.

         15.2. Withholding of Taxes.

              (a) At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

              (b) If an Optionee makes a disposition, within the meaning of
         Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

         15.3. Effective Date. The effective date of this Plan (the "Effective Date") shall be _____________, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of North Carolina within twelve
(12) months of the adoption of the Plan by the Board.

PROXY

                             Delhaize America, Inc.
                    This Proxy is Solicited on Behalf of the
                  Board of Directors of Delhaize America, Inc.

     The undersigned, having received the Notice of Meeting and the Proxy Statement, hereby appoints Bill McCanless and Joseph C. Hall, Jr., and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Delhaize America, Inc. owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Meeting of Shareholders to be held at ________________on Thursday, May 4, 2000 at 9:00 a.m., and any adjournments or postponements thereof.

     If you plan to attend the Meeting of Shareholders in person, please mark the appropriate box on the reverse side of this card.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                                                                SEE REVERSE SIDE

                             *FOLD AND DETACH HERE*

[X] Please mark your votes as in this example.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors' nominees and "FOR" Proposals 2, 3 and 4. The proxies are authorized to vote upon such other business as may properly come before the Meeting unless otherwise specified herein.

         The Board of Directors recommends a vote FOR all Proposals.


                           FOR    WITHHELD
1. Election of Directors   [ ]      [ ]     Pierre-Olivier Beckers, Dr.
                                            Jacqueline Kelly Collamore,
                                            Jean-Claude Coppieters 't Wallant,
                                            Pierre Dumont, William G. Ferguson,
                                            Dr. Bernard W. Franklin, Joseph C.
                                            Hall, Jr., Margaret H. Kluttz, Bill
                                            McCanless, Dominique Raquez

For, except vote withheld from the following nominee(s):

----------------------------

                                                   FOR      AGAINST    ABSTAIN
2. Approval of Bylaw Amendments                    [ ]        [ ]        [ ]


                                                   FOR      AGAINST    ABSTAIN
3. Approval of Delhaize America, Inc.              [ ]        [ ]        [ ]
   2000 Stock Incentive Plan

                                                   FOR      AGAINST    ABSTAIN
4. Appointment of PricewaterhouseCoopers LLP       [ ]        [ ]         [ ]
as independent accountants for the fiscal year ending December 30, 2000.


                                                              YES    No
Do you plan to attend the Meeting of Shareholders in person?  [ ]    [ ]


SIGNATURE(S) ____________________           DATE _______________, 2000

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             * FOLD AND DETACH HERE*